UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2014 ANNUAL MEETING AND PROXY STATEMENT

DuPont's vision is to be the world's most dynamic science company, creating sustainable solutions essential to a better, safer and healthier life for people everywhere.

Today we're using innovation and collaboration
to tackle some of the world's biggest challenges driven by population growth. Please visit our website and see how we are putting our vision into action by making a difference in food, energy and protection.

DuPont 1007 Market Street Wilmington, DE 19898 Ellen J. Kullman Chair of the Board and Chief Executive Officer

Annual Meeting — April 23, 2014

March 14, 2014

Dear Stockholder:

I invite you to attend DuPont's 2014 Annual Meeting on Wednesday, April 23, 2014, in the DuPont Theatre in Wilmington.

As always, the Annual Meeting gives me a chance to speak with you on the state of DuPont's business while also offering you an opportunity to express your views on subjects related to our operations. Whether or not you attend the Annual Meeting in person, I urge you to vote your shares. You may vote over the Internet, by telephone, or by completing and returning the enclosed Proxy Card.

DuPont's transformation into a higher-growth, higher-value company continued in 2013, with important developments that are ushering in a new era for our Company. I believe this will enable DuPont to generate even greater value for our stockholders. The most important event was the announcement that we intend to spin off our Performance Chemicals segment as a stand-alone company. Over the past few years, we have steadily and deliberately changed our portfolio — acquiring Danisco, divesting Performance Coatings, and now separating Performance Chemicals — in order to make DuPont into a higher-growth, higher-value company.

In 2013, our financial performance reflected the positive effects of these changes.

As we look to the future, DuPont will be focused on the three areas where our science promises the fastest growth: Agriculture and Nutrition, Industrial Biosciences and Advanced Materials. No competitor has our combination of biology, chemistry, materials science, and engineering. This unique combination, together with our proven R&D engine, global reach, and market penetration, creates distinctive competitive advantages for DuPont.

With our resources, talent, and science concentrated on clear strategic priorities, we will accelerate progress toward our long-term growth targets while delivering near-term value to investors. Our Board of Directors and management have demonstrated dedication to doing what is best for you, our stockholders, as we continue to build the value of DuPont.

Thank you for your investment in DuPont. I look forward to seeing you in Wilmington.

Sincerely,

Ellen J. Kullman
 Chair & Chief Executive Officer

DuPont 1007 Market Street Wilmington, DE 19898

NOTICE OF ANNUAL MEETING

Meeting Date:	Wednesday, April 23, 2014
Time:	10:30 a.m. (EDT)
Location:	The DuPont Theatre in the DuPont Building
1007 Market Street, Wilmington, Delaware

AGENDA:

1.
The election of directors

2.
The ratification of the Company's independent registered public accounting firm

3.
An advisory vote to approve executive compensation

4.
Four stockholder proposals described in the Proxy Statement, and such other business as may properly come before the meeting

Holders of record of DuPont Common Stock at the close of business on February 26, 2014, are entitled to vote at the meeting.

This year, we are using the Securities and Exchange Commission's Notice and Access model, allowing us to deliver proxy materials via the Internet. Notice and Access gives the Company a lower-cost way to furnish stockholders with their proxy materials. On March 14, we mailed to certain stockholders of record a "Notice Regarding the Availability of Proxy Materials," with instructions on how to access the proxy materials via the Internet (or request a paper copy) and how to vote online.

If you requested a full set of proxy materials, or if you hold DuPont Common Stock through a Company savings plan, your admission ticket for the Annual Meeting is included on your Proxy Card. Registered stockholders may also use the Notice Regarding the Availability of Proxy Materials, received in the mail, as their admission ticket. If you hold shares in a brokerage account, please refer to page 1 of the Proxy Statement for information on attending the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

Erik T. Hoover Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2014
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

The DuPont 2013 Annual Review will also be available at the above website.

Stockholders may request their proxy materials be delivered to them electronically in 2015 by visiting http://enroll.icsdelivery.com/dd.

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Statement for 2014 Annual Meeting of Stockholders i

PROXY STATEMENT

The enclosed proxy materials are being sent to stockholders at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 23, 2014. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

DuPont's 2013 Annual Report on Form 10-K, containing management's discussion and analysis of financial condition and results of operations and the audited financial statements, and this Proxy Statement were distributed together beginning March 14, 2014.

GENERAL INFORMATION

Who May Vote

All holders of record of DuPont Common Stock as of the close of business on February 26, 2014 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 916,275,513 shares of DuPont Common Stock were outstanding.

How to Vote

Even if you plan to attend the meeting we encourage you to vote by proxy. You may vote by proxy in one of the following ways:

•••

By Internet at the address listed on the Proxy Card or Notice Regarding the Availability of Proxy Materials ("Proxy Notice")

•••

By telephone using the toll-free number listed on the Proxy Card

•••

By returning the enclosed Proxy Card (signed and dated) in the envelope provided

When you vote by proxy, your shares will be voted according to your instructions. If you sign your Proxy Card but do not specify how you want your shares to be voted, they will be voted as the Board recommends. You can change or revoke your proxy by Internet, telephone or mail at any time provided your vote is received by the cut-off date specified on the Proxy Notice or Proxy Card or by attending the meeting and voting in person.

How to Attend the Annual Meeting

If you requested a full set of proxy materials or if you hold stock through one of the employee savings plans, your admission ticket is attached to your Proxy Card. A registered stockholder may also use the Proxy Notice as his or her admission ticket. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the DuPont Theatre.

Shares Held in Savings Plans

If you participate in one of our employee savings plans, such as the DuPont Retirement Savings Plan ("RSP"), your voting instruction card will include the number of shares you hold in the plan. The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted by the trustees as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2014 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of DuPont Common Stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists. A broker non-vote occurs when you hold shares in street name and you do not provide voting instructions to the nominee that holds your shares and the nominee is not permitted to exercise voting discretion. Under the New York Stock Exchange rules, a nominee may exercise its discretion to vote your shares in routine matters (proposal 2 — ratification of independent registered public accounting firm) but not for non-routine matters (proposal 1 and proposals 3 through 7).

Proxy Statement for 2014 Annual Meeting of Stockholders 1

Proxy Statement   General Information

Vote Necessary to Approve a Proposal

At least a majority of the votes cast in person or by proxy is required for the approval of each proposal described in this Proxy Statement. Abstentions and broker nonvotes are not counted in the vote.

Stockholder Proposals

At each annual meeting, stockholders are asked to elect directors to serve on the Board, to ratify the appointment of DuPont's independent registered public accounting firm for the year and to approve, by advisory vote, executive compensation. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2015 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than November 14, 2014.

Our Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our Bylaws require that notice of such proposals or nominations for DuPont's 2015 Annual Meeting be received by us between December 24, 2014 and January 23, 2015. Any such notice must satisfy the other requirements in our Bylaws applicable to such proposals and nominations.

Stockholder Nominations for Election of Directors

For stockholder director nominations, the notification to our Corporate Secretary must contain or be accompanied by the information required by our Bylaws. The information requirements include, among other things:

•••

the name, age, business address and residence address of each nominee;

•••

the principal occupation or employment of each such nominee;

•••

the number of shares of DuPont's capital stock which are owned of record and beneficially by each such nominee and any affiliates or associates of such nominee;

•••

a detailed description of any compensatory, payment or other financial agreement, arrangement or understanding between the nominee and any person or entity other than the Company, or whether the nominee has received any compensation or other payment from any person or entity other than the Company, in each case in connection with the candidacy or service as a director of DuPont;

•••

other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act and the rules and regulations thereunder;

•••

the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time; and

•••

certain information about the proposing stockholder.

A copy of the full text of the relevant Bylaw provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office.

A copy of our Bylaws is available on the "Investors" caption of our website (www.dupont.com) under "Corporate Governance."

In addition to a stockholder's ability to nominate candidates to serve on the Board as described above, stockholders also may recommend candidates to the Corporate Governance Committee (the "Governance Committee") for its consideration. The Committee will consider and evaluate candidates recommended by stockholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, stockholders should follow the procedures set in the Director Nomination Process attached as Appendix A.

Solicitation of Proxies

We will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of approximately $10,000 plus reasonable expenses. Our officers, directors and employees may solicit proxies personally, by mail, by telephone or other electronic means. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

2 Proxy Statement for 2014 Annual Meeting of Stockholders

PROXY SUMMARY

This proxy summary is an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

••• ••• ••• •••	Time and Date: Place: Record Date: Admission:
10:30 a.m., April 23, 2014

DuPont Theatre in the DuPont Building
1007 Market Street
Wilmington, Delaware 19898

Stockholders as of the close of
business on February 26, 2014

Please follow the instructions
contained in "How to Attend the
Annual Meeting" on page 1.

STOCKHOLDER VOTING MATTERS

Proposal	Board's Voting Recommendation	Page References (for more detail)

1. Election of Directors	FOR EACH NOMINEE	19–24

2. Ratification of Independent Registered Public Accounting Firm	FOR	26–27

3. Advisory Vote on Executive Compensation	FOR	66–67

4. Stockholder Proposal on Political Spending	AGAINST	67–69

5. Stockholder Proposal on Herbicide Use	AGAINST	69–71

6. Stockholder Proposal on Plant Closure	AGAINST	72–73

7. Stockholder Proposal on Acceleration of Equity Awards	AGAINST	73–75

Proxy Statement for 2014 Annual Meeting of Stockholders 3

Proxy Summary   Our Director Nominees

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of 12 directors. All directors are elected annually, Detailed information about each Director's background, skills and expertise can be found in Proposal 1 — Election of Directors.

		Committee Memberships
Name Years of Service; Age (as of the Annual Meeting) Current Position							Other Current Public Boards
	Independent	Audit	Compensation	Governance	Environment	Science & Technology

Lamberto Andreotti Director since 2012; Age 63 CEO, Bristol-Myers Squibb Company	YES	X				X	1

Richard H. Brown Director since 2001; Age 66 Former chairman and CEO, Electronic Data Systems Corporation	YES	X			X

Robert A. Brown Director since 2007; Age 62 President, Boston University	YES	X				Chair

Bertrand P. Collomb Director since 2007; Age 71 Former chairman and CEO, Lafarge	YES			X	Chair		2

Curtis J. Crawford Director since 1998; Age 66 President and CEO, XCEO, Inc.	YES			X	X		2

Alexander M. Cutler Director since 2008; Age 62 Chairman and CEO, Eaton	YES		X	Chair			2

Eleuthère I. du Pont Director since 2006; Age 47 President, Longwood Foundation	YES	Chair				X	1

Marillyn A. Hewson Director since 2007; Age 60 Chairman, President and CEO, Lockheed Martin Corporation	YES		X	X			1

Lois D. Juliber Director since 1995; Age 65 Retired Vice Chairman, Colgate-Palmolive Corporation	YES		Chair			X	1

Ellen J. Kullman Director since 2008; Age 58 Chair and CEO, DuPont	NO						1

Lee M. Thomas Director since 2011; Age 69 Retired Chairman and CEO, Rayonier Inc.	YES		X		X		2

Patrick J. Ward Director since 2013; Age 50 CFO, Cummins, Inc.	YES	X			X

4 Proxy Statement for 2014 Annual Meeting of Stockholders

Proxy Summary   Our 2013 Performance Highlights

OUR 2013 PERFORMANCE HIGHLIGHTS

In 2013, DuPont's revenue grew modestly to $35.7 billion, up $922 million, or 3%, as the significant market adjustments in our Performance Chemical segment overshadowed strong revenue growth in our other segments. Operating earnings per share ("EPS")* for the year were up slightly at $3.88 per share versus $3.77 in the prior year, despite a 45%** decline in our Performance Chemicals segment. As with revenue, the decline in earnings from our Performance Chemicals segment overshadowed strong earnings growth from the Agriculture, Electronics & Communications and Safety & Protection segments, which each had double-digit growth in segment operating earnings.

In addition, DuPont took transformational steps forward in executing its plan to build a higher-growth, higher-value company for stockholders. In February, DuPont completed the sale of its Performance Coatings segment for $4.9 billion. In October, DuPont announced its decision to separate its Performance Chemicals segment, creating two strong companies for stockholders. These two events, combined with the acquisition of Danisco in 2011, have reshaped DuPont and narrowed our focus to three strategic priorities:

•••

Extend DuPont's leadership across the agriculture-to-food value chains

•••

Strengthen DuPont's position as a leading provider of differentiated, high-value advanced industrial materials

•••

Build new and potentially transformational businesses in industrial biotechnology

*
Non-GAAP financial measure based on EPS excluding certain items.
**
Non-GAAP financial measure based on segment pre-tax operating income ("PTOI") excluding significant items.

See Appendix B for additional information regarding these and other non-GAAP financial measures.

STOCKHOLDER VALUE HIGHLIGHTS

Since 2009 the cumulative capital DuPont has returned to stockholders is over $10 billion, including dividends and stock repurchases. Our Board increased the dividend paid in 2012 and again in 2013, and completed a $1 billion share repurchase with the Performance Coatings proceeds. We will continue to repurchase shares in line with our balance sheet objectives and strategic opportunities. In January 2014, we announced a new $5 billion share repurchase program, with $2 billion expected to occur in 2014.

DuPont has paid continuous dividends since 1904. Our dividend yield and payout ratio rank above our peers. Our management goal is to grow future dividends in line with earnings.

(1)
Common dividends paid to stockholders

EXECUTIVE COMPENSATION — ALIGNING PAY WITH PERFORMANCE

We design our executive compensation programs to attract, motivate, reward and retain the high quality executives necessary to lead the Company and to accomplish our strategies. The following key principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance.

•••

Executives' interests should be aligned with stockholders' interests.

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value.

Proxy Statement for 2014 Annual Meeting of Stockholders 5

Proxy Summary   Executive Compensation — Aligning Pay with Performance

In 2013, we grew revenue and operating earnings modestly, but delivered a very strong one-year total shareholder return ("TSR") of 49%. Our performance resulted in below-target payouts under our short-term incentive program ("STIP") and an above target payout in our Performance-based Restricted Stock Unit ("PSU") program, which is measured over a three-year performance period. We encourage you to read our Compensation Discussion & Analysis ("CD&A"), which describes our pay for performance philosophy.

Summary of Our 2013 Compensation Actions

Linking Pay with Performance

Pay actions for our named executive officers ("NEOs") in 2013 reflected our Company performance.

2013 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Our performance resulted in a 1-point increase in the NEO average STIP payout factor (86% of target in 2012 to 87% of target in 2013).

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

PSUs for the 2011 to 2013 performance period were paid out at 113% of target.

6 Proxy Statement for 2014 Annual Meeting of Stockholders

Proxy Summary   Executive Compensation — Aligning Pay with Performance

Total 2013 NEO Compensation Summary

The performance illustrated above and an assessment of each NEO's individual performance during 2013 resulted in total direct compensation ("TDC") as follows:

Name	2013 Base Salary	2013 Final STIP	2013 LTI	TDC	2013 TDC vs 2012 TDC (% change)

E. J. Kullman	$1,442,000	$2,014,000	$9,000,000	$12,456,000	5%

N. C. Fanandakis	725,000	542,000	1,900,000	3,167,000	10%

T. M. Connelly, Jr.	776,000	634,000	2,000,000	3,410,000	2%

J. C. Borel	700,000	536,000	1,900,000	3,136,000	9%

M. P. Vergnano	700,000	530,000	1,900,000	3,130,000	6%

TOTAL	4,343,000	4,256,000	16,700,000	25,299,000	6%

This table is not intended to be a substitute for the Summary Compensation Table ("SCT") or Grants of Plan-Based Awards Table ("GPBAT"). Base salary is shown as of December 31, 2013. STIP awards and Long-term Incentive ("LTI") awards for 2013 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Human Resources and Compensation Committee considered when making LTI awards for 2013.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE FACTS

Board and Governance Information

Size of Board	12

Number of Independent Directors	11

Average Age of Directors	62

Board Meetings Held in 2013	11

Annual Election of Directors

Majority Voting For Directors

Independent Lead Director

Independent Directors Meet Without Management Present

Director Stock Ownership Guidelines — Hold until Retirement from Board

Mandatory Retirement Age for Directors	72

Code of Business Conduct for Directors, Officers and Employees

Stockholder Ability to Call Special Meetings (25% Threshold)

Succession Planning and Implementation Process

Comprehensive Sustainability Program

Proxy Statement for 2014 Annual Meeting of Stockholders 7

Governance of The Company   Corporate Governance Guidelines

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of DuPont's core values, supporting our sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Within this section you will find information about our Board of Directors and our governance structure and processes. More information about our corporate governance principles, guidelines and practices and other related information can be found on our website at www.dupont.com under the "Investors" caption.

CORPORATE GOVERNANCE GUIDELINES

The DuPont Board of Directors Corporate Governance Guidelines form an important framework for the Board's corporate governance practices and assists the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board's responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit our website at www.dupont.com, under the "Investors" caption to review the following governance documents:

•••

Corporate Governance Guidelines, including Guidelines for Determining the Independence of DuPont Directors

•••

Charters for the following committees:

• Audit Committee • Human Resources and Compensation Committee • Corporate Governance Committee

•••

The Code of Business Conduct and Ethics for the DuPont Board of Directors; the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller; and the DuPont Code of Conduct

•••

Bylaws

•••

Political Contributions Policy and Report

Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

BOARD LEADERSHIP STRUCTURE

The Board has determined that having the same person hold the Chair and chief executive officer ("CEO") positions is the best board leadership structure for DuPont at this time. The Board appreciates that any advantages gained by having a single CEO/Chair must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns. The Board has implemented a robust independent Lead Director structure that is consistent with the best industry practices, including Institutional Shareholder Services ("ISS"). This leadership structure provides DuPont with the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. A.M. Cutler is our independent Lead Director.

Role of the Independent Lead Director

The independent Board members elect the independent Lead Director annually. The Lead Director serves for at least one year and has the following responsibilities:

•••

presides at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

•••

serves as liaison between the Chair and the independent directors;

•••

reviews and approves information sent to the Board;

•••

reviews and approves meeting agendas for the Board;

•••

reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•••

has the authority to call meetings of the independent directors; and

•••

if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

8 Proxy Statement for 2014 Annual Meeting of Stockholders

Governance of The Company   Leadership Structure of the Board

Regularly scheduled Board meetings include a session of all directors and the CEO. Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. We believe executive sessions promote frank and open discussions among nonmanagement directors.

All directors have access to DuPont's management. As necessary and appropriate, the Board and its committees may also retain outside legal, financial or other advisors.

Director Independence

Eleven of the Board's twelve directors are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Corporate Governance Guidelines. The Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Human Resources and Compensation and Governance Committees are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each committee undertake an annual self-evaluation of performance with a particular focus on overall effectiveness. The Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Human Resources and Compensation Committee, independent directors evaluate the CEO's performance and set the CEO's compensation.

BOARD'S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, directly and through the Board's committee structure, in the oversight of our risk management efforts. The Board has identified the key risks to be monitored by them on a recurring basis, and regularly reviews and discusses with members of management information regarding the Company's business disruption, economic, environmental, legal, process safety, regulatory, reputational, strategic, technological and other risks, their potential impact, and our risk mitigation efforts.

Each Board committee plays a key role in overseeing the management of risks that are within the committee's area of focus.

Board Committee	Risk Management Oversight

The Human Resources and Compensation Committee	responsible for overseeing the management of risks relating to the Company's executive compensation practices

Audit Committee	oversees management of accounting, auditing, external reporting and internal control risks

Corporate Governance Committee	addresses risks associated with director independence and potential conflicts of interest

Environmental Policy Committee	focuses on risks associated with emerging regulatory developments related to the environment

Science and Technology Committee	considers key research and development initiatives and the risks related to those programs

Although each committee is responsible for overseeing the management of certain risks, the full Board is regularly informed by its committees about these risks. This enables the Board and its committees to coordinate risk oversight and the relationships among the various risks.

Proxy Statement for 2014 Annual Meeting of Stockholders 9

Governance of the Company   Committees of the Board

COMMITTEES OF THE BOARD

Audit Committee	Responsibilities include:
• Employs the Company's independent registered public accounting firm, subject to stockholder ratification, to audit the Company's Consolidated Financial Statements.
• Pre-approves all services performed by the Company's independent registered public accounting firm.
• Provides oversight on the external reporting process and the adequacy of the Company's internal controls.
• Reviews the scope of the audit activities of the independent registered public accounting firm and the Company's internal auditors and appraises audit efforts of both.

•

Reviews services provided by the Company's independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company's independent registered public accounting firm.

• Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee (L. Andreotti, R. H. Brown, R. A. Brown, E. I. du Pont and P. J. Ward) are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Proposal 2 — Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

Human Resources and Compensation Committee	Responsibilities include: • Assesses current and future senior leadership talent, including assisting the Board in CEO succession planning.
• Reviews and approves DuPont's programs for executive development, performance and skill evaluations.
• Oversees the performance evaluation of the CEO based on input from other independent directors.
• Recommends, for approval by the independent directors, CEO compensation.
• Recommends and approves the principles guiding DuPont's executive compensation and benefits plans.
• Reviews DuPont's incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.
• Works with management to develop the CD&A.
• Considers the voting results of any say-on-pay or related stockholder proposals.
All members of the Human Resources and Compensation Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

10 Proxy Statement for 2014 Annual Meeting of Stockholders

Governance of the Company   Committees of the Board

Corporate Governance Committee	Responsibilities include:
• Determines the qualifications, qualities, skills and other expertise required to be a director.
• Establishes the process for identifying and evaluating director nominees.
• Recommends to the Board nominees for election to the Board of Directors.
• Reviews and recommends to the Board committee structure, membership and leadership, including the independent Lead Director.
• Regularly reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.
• Provides oversight regarding DuPont's policies on political contributions and lobbying expenses.
• Oversees evaluation of the Board and its effectiveness.
All members of the Corporate Governance Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

Environmental Policy Committee	Responsibilities include:
• Reviews DuPont's environmental policies and practices.
• Provides support for our sustainable growth mission.

Science and Technology Committee	Responsibilities include:
• Monitors state of science and technology capabilities within the Company.
• Oversees the development of key technologies essential to DuPont's long-term success.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2013.

Director	Audit Committee	Human Resources and Compensation Committee	Corporate Governance Committee	Environmental Policy Committee	Science and Technology Committee

Lamberto Andreotti	X				X
Richard H. Brown	X			X
Robert A. Brown	X				C
Bertrand P. Collomb			X	C
Curtis J. Crawford			X	X
Alexander M. Cutler		X	C
Eleuthère I. du Pont	C				X
Marillyn A. Hewson		X	X
Lois D. Juliber		C			X
Ellen J. Kullman
Lee M. Thomas		X		X
Patrick J. Ward(1)	X			X
Number of Meetings in 2013	8	6	8	2	2

  C = Chair

  (1)
  Mr. Ward became a director in October 2013.
Proxy Statement for 2014 Annual Meeting of Stockholders 11

Governance of the Company   Committees of the Board

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chair and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2013, eleven meetings of the Board were held. Each director attended at least 86% of the aggregate number of meetings of the Board and the committees of the Board on which the director served.

As provided in the Board's Corporate Governance Guidelines, directors are expected to attend the Company's Annual Meeting of Stockholders. Eight directors attended the 2013 Annual Meeting.

OTHER PRACTICES AND POLICIES

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of "Related Person Transactions." Under the policies and procedures, the Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

•••

the commercial reasonableness of the transaction;

•••

the materiality of the Related Person's direct or indirect interest in the transaction;

•••

whether the transaction may involve a conflict of interest, or the appearance of one;

•••

whether the transaction was in the ordinary course of business; and

•••

the impact of the transaction on the Related Person's independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If the Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company's participation in the transaction.

Under DuPont's policies and procedures, a "Related Person Transaction" is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

•••

DuPont was, is or will be a participant;

•••

the aggregate amount involved exceeds $120,000 in any fiscal year; and

•••

any Related Person had, has or will have a direct or indirect material interest.

A "Related Person" is generally any person who is, or at any time since the beginning of DuPont's last fiscal year was:

•••

a director or an executive officer of DuPont or a nominee to become a director of DuPont;

•••

any person who is known to be the beneficial owner of more than five percent of any class of DuPont's outstanding Common Stock; or

•••

any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and executive officers of DuPont, or their immediate family members, are employees. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the

12 Proxy Statement for 2014 Annual Meeting of Stockholders

Governance of the Company   Other Practices and Policies

ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time.

Restrictions on Certain Types of Transactions

The Company has a policy that prohibits directors and officers from engaging in the following types of transactions with respect to DuPont's stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors. In addition, the Company has a Code of Conduct applicable to all DuPont employees, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller.

Board's Consideration of Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds, as well as diversity of race, gender, national origin and age, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. For additional information regarding diversity, see our Corporate Governance Guidelines, under "Qualifications" and the Director Nomination Process at Appendix A.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Corporate Secretary, DuPont Company, 1007 Market Street, D-9058, Wilmington, DE 19898. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of DuPont's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

OFFICE OF THE CHIEF EXECUTIVE

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all of DuPont's businesses and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All members are executive officers.

Proxy Statement for 2014 Annual Meeting of Stockholders 13

Governance of the Company   Sustainability and Corporate Citizenship

SUSTAINABILITY AND CORPORATE CITIZENSHIP

We are driving a new era of sustainable growth as we continue to transform DuPont. We're building a higher value, sustainable growth company focused on providing solutions to large global issues. Our sustainability efforts create stockholder and societal value while reducing our environmental footprint along the value chains in which we operate.

We announced in 2013 the tremendous progress we have made against our 2015 sustainability goals. By the end of 2012, we have achieved most of these goals three years ahead of schedule by:

•••

Reducing our greenhouse gas emissions by 25 percent, surpassing the goal by 10 percent, and lowering our global water usage by 12 percent since 2004.

•••

Producing an additional $2 billion in revenue from products that reduce greenhouse gas emissions and $11.8 billion in revenue from products based on non-depletable resources since 2011.

•••

Reducing non-renewable energy intensity by 1.2% since 2010.

•••

Investing $1.2 billion in research and development in global food security, introducing 1,040 new products since 2012.

We will continue to challenge ourselves with sustainability goals that create value for all of our stakeholders, and through our product innovation, business strategy, and operations we will meet them. Please visit our website http://www.dupont.com/corporate-functions/our-approach/sustainability.html to view our latest Sustainability Progress Report. For more about our Corporate Citizenship and Outreach programs visit http://www.dupont.com/corporate-functions/our-company/outreach.html.

Awards and Recognition

DuPont is proud to have been recognized on the following indices, lists and awards in 2013:

•••

S&P 500 Carbon Performance Leadership Index (CPLI)

•••

Carbon Disclosure Leadership Index (CDLI)

•••

CDP Global 500 Carbon Performance Leadership Index

•••

North America Dow Jones Sustainability Index (DJSI)

•••

National Safety Council Robert W. Campbell Award

•••

FORTUNE Magazine World's Most Admired Companies

•••

Working Mother Magazine 100 Best Companies

•••

HRC Corporate Equality Index

14 Proxy Statement for 2014 Annual Meeting of Stockholders

DIRECTORS' COMPENSATION

Nonemployee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.

The Human Resources and Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors' compensation. The process for setting director pay is guided by the following principles:

DIRECTOR COMPENSATION PRINCIPLES

•  Transparency

•••

The Human Resources and Compensation Committee reviews director compensation annually, and makes recommendations to the full Board, which approves changes to director pay.

•••

Details of director compensation are disclosed in the proxy statement annually.

•  Fair and competitive compensation that aligns director behavior with the best interests of stockholders

•••

A significant portion of the annual retainer is paid in restricted stock units ("RSUs"), which, with respect to grants made in 2012 and beyond, must be held until retirement. For grants prior to 2012, the restrictions lapse over a three-year period.

•••

Stock Ownership Guidelines exist to encourage ownership. See Stock Ownership Guidelines for additional information.

•••

DuPont's goal is to assure competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer.

•••

Directors must act in the best interests of the Company and its stockholders. DuPont's Stock Ownership Guidelines and use of RSUs support and reinforce this commitment.

•••

Director compensation is monitored closely against market trends and external practices, as well as against changes at the peer group companies. "market" and "peer group" are defined on page 38.

Proxy Statement for 2014 Annual Meeting of Stockholders 15

Directors' Compensation   Director Compensation Principles

With the assistance of its independent compensation consultant, Frederic W. Cook & Co., the Human Resources and Compensation Committee closely monitors trends in director compensation in the marketplace. The chart below describes the compensation program for nonemployee directors for 2013 and 2014:

Compensation Element	2013	2014

Annual Retainer (Total)	$230,000	$230,000

Cash Retainer	$100,000	$100,000

Equity Retainer	$130,000 Delivered in the form of time-vested RSUs 2,470 RSUs granted on April 24, 2013; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock	$130,000 To be delivered in the form of time-vested RSUs concurrent with 2014 Annual Meeting; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock

Annual Committee Chair Fee	All Committee Chairs — $20,000	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000

Lead Director Fee	N/A	$30,000

Stock Ownership Guideline	Time-vested RSUs required to be held until retirement	Time-vested RSUs required to be held until retirement

DuPont does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational and Company business meetings. The table below reflects details regarding total director compensation for 2013. E. J. Kullman, Chair and CEO, receives no additional compensation for her service as a director.

16 Proxy Statement for 2014 Annual Meeting of Stockholders

Directors' Compensation   2013 Directors' Compensation

2013 DIRECTORS' COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

L. Andreotti	$108,333	$130,293		$300	$238,926

R. H. Brown	108,333	130,293	$233	300	239,159

R. A. Brown	130,000	130,293		300	260,593

B. P. Collomb	130,000	130,293	12	300	260,605

C. J. Crawford	108,333	130,293	1,578	300	240,504

A. M. Cutler	130,000	130,293		300	260,593

E. I. du Pont	130,000	130,293		300	260,593

M. A. Hewson	108,333	130,293		300	238,926

L. D. Juliber	130,000	130,293	2,094	300	262,687

L. M. Thomas	108,333	130,293		300	238,926

P. J. Ward	25,000	65,063		75	90,138

(1)
The term of office for directors who are elected at our Annual Meeting of Stockholders begins immediately following the election and ends upon the election of directors at the Annual Meeting held the following year. In May 2013, for our annual cash retainer we switched to quarterly payments from monthly payments. In addition to the annual cash retainer, the amount in this column includes committee chair fees (a full year for R. A. Brown, B. P. Collomb, A. M. Cutler, E. I. du Pont, and L. D. Juliber). P. J. Ward joined our Board in October 2013 and his amount represents three months of the annual retainer.

(2)
Represents the grant date fair value of the annual equity retainer, which was delivered in the form of 2,470 time-vested RSUs. For P. J. Ward, the amount represents the grant date fair value of 1,060 RSUs issued in connection with his election to the Board in October 2013. The grant date fair values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation ("FASB ASC Topic 718").

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2013(a)

L. Andreotti	4,852

R. H. Brown	6,148

R. A. Brown	6,148

B. P. Collomb	6,148

C. J. Crawford	6,148

A. M. Cutler	6,148

E. I. du Pont	6,148

M. A. Hewson	6,148

L. D. Juliber	6,148

L. M. Thomas	5,387

P. J. Ward	1,068

(a)
Includes dividend-equivalent units. Does not include deferred units.
(3)
This column reports (i) the positive estimated change in the actuarial present value of a director's accumulated pension benefits under the Company's discontinued retirement income plan for nonemployee directors, and (ii) above-market earnings on nonqualified deferred compensation balances. C. J. Crawford had a negative year over year change in pension value (-$12,320) mainly driven by a higher discount rate used in the present value calculation. The interest rate used to credit earnings on deferrals under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors is the 30-year Treasury rate. Above-market earnings were as follows: R. H. Brown, $233; B. P. Collomb, $12; C. J. Crawford, $1,578; and L. D. Juliber, $222.

(4)
Includes Company-paid accidental death and disability insurance premiums ($300 per director). No positive accruals were made in 2013 for nonemployee directors under the discontinued Directors' Charitable Gift Plan. For more information on the Directors' Charitable Gift Plan, see the narrative discussion below. P. J. Ward joined our Board in October 2013 and his amount represents three months of the annual insurance premium.
Proxy Statement for 2014 Annual Meeting of Stockholders 17

Directors' Compensation   2013 Directors' Compensation

Stock Ownership Guidelines

Our stock ownership guidelines require directors to hold until retirement all annual equity awards granted after 2011. Stock ownership guidelines prior to 2012 required each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the full Annual Retainer. Directors had up to five years from date of election to achieve the required ownership.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Retirement Income Plan

DuPont's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any committee compensation and stock, RSU or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

Directors' Charitable Gift Plan

In October 2008, DuPont discontinued its Charitable Gift Plan with respect to future directors. The Directors' Charitable Gift Plan was established in 1993. After the death of a director, we will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by DuPont.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they make a required annual contribution.

Accidental Death and Disability Insurance

DuPont maintains $300,000 accidental death and disability insurance on nonemployee directors.

18 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 1 ELECTION OF DIRECTORS

The twelve nominees for election as directors are identified below. All nominees are current members of the Board of Directors.

The Board has determined that, except for E. J. Kullman, Chair and CEO, each of the nominees and each other person who served as director during 2013 is or was, independent within the independence requirements of the New York Stock Exchange listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board's Corporate Governance Guidelines.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

DIRECTOR SKILLS AND QUALIFICATIONS

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technological expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility. For additional information, see our Board's Corporate Governance Guidelines describing qualifications for directors.

When considering candidates for nomination, the Governance Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

Proxy Statement for 2014 Annual Meeting of Stockholders 19

Proposal 1: Election of Directors   Director Nominees

DIRECTOR NOMINEES

The following material contains information concerning the nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the 2014 Annual Meeting.

LAMBERTO ANDREOTTI Age 63 Director since April 2012

Chief Executive Officer, since May 2010, of Bristol-Myers Squibb Company, a global biopharmaceutical company

He formerly served as chief operating officer from March 2008 to May 2010, and executive vice president of Bristol-Myers Squibb and president of Worldwide Pharmaceuticals, a division of Bristol-Myers Squibb, from September 2005 until March 2008. Mr. Andreotti is also on the board of directors for Bristol-Myers Squibb (since 2009). He has also held roles with other pharmaceutical companies, including Farmitalia Carlo Erba and Pharmacia. Mr. Andreotti serves on the board of directors of PhRMA — Pharmaceutical and Research Manufacturers of America. He formerly served as a Vice Chairman of Mead-Johnson Nutrition Company (2009).

 Skills and Expertise
As Chief Executive Officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

RICHARD H. BROWN Age 66 Director since 2001

Former Chairman and Chief Executive Officer of Electronic Data Systems Corporation, a leading global services company

He is Chairman of the Board of Directors of Browz Group, LLC and a trustee of Command and General Staff College Foundation, Inc. He is a former member of The Business Council, The Business Roundtable, U.S.-Japan Business Council, the French-American Business Council, the President's Advisory Committee on Trade and Policy Negotiations and the President's National Security Telecommunications Advisory Committee.

 Skills and Expertise
From his experiences as the chief executive officer and chairman of the board of several large public companies, and his role on the compensation and governance committees of others, Mr. Brown offers the Board important global insights in the areas of international business management, corporate governance, human resources, information technology, investor relations and supply chain and logistics.

20 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Director Nominees

ROBERT A. BROWN Age 62 Director since 2007

President of Boston University since September 2005

He previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President's Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore, and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore.

 Skills and Expertise
With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

BERTRAND P. COLLOMB Age 71 Director since 2007

Former Chairman, from 1989 to 2007, and Chief Executive Officer, from 1989 to 2004, of Lafarge, a global manufacturer of building materials, headquartered in Paris, France

He is also a director of Total S.A. and ATCO Ltd. (both since 2000). Mr. Collomb is founder of the Center for Management Research at the Ecole Polytechnique and a member of the Institut de France, as Chairman of the Academie des Sciences Morales et Politiques.

 Skills and Expertise
Mr. Collomb gives the Board significant insight in the areas of global business, environmental management and corporate governance from his experience as chair and chief executive officer of Lafarge (a leader in environmental management), and his positions on other boards, including as chair of the World Business Council for Sustainable Development.

CURTIS J. CRAWFORD Age 66 Director since 1998

President and Chief Executive Officer, since June 2003, of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, and author of three books on these subjects

He formerly served as president and chief executive officer of Onix Microsystems, Inc. Dr. Crawford is a director of Xylem Corporation (since 2011) and ON Semiconductor Corporation (since 1999). He also serves as a trustee of DePaul University. Dr. Crawford formerly served as a director of Agilysis, Inc. (2005-2008) and ITT Corporation (1996-2011).

 Skills and Expertise
Through his senior leadership roles in the technology sector, Dr. Crawford provides the Board with expertise in the areas of information technology, research and development, finance, new business development, marketing and manufacturing. As president and chief executive officer of a consulting firm, Dr. Crawford offers unique perspectives on governance and organizational effectiveness.

Proxy Statement for 2014 Annual Meeting of Stockholders 21

Proposal 1: Election of Directors   Director Nominees

ALEXANDER M. CUTLER Age 62 Director since 2008

Chairman and Chief Executive Officer, since 2000, of Eaton Corporation, a global diversified industrial manufacturer

He formerly served as Eaton's president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. He serves on the boards of KeyCorp (since 2000), The Greater Cleveland Partnership, United Way Services of Greater Cleveland, and the Musical Arts Association. He also chairs the Corporate Governance Committee of The Business Roundtable and is a member of The Business Council.

 Skills and Expertise
As Chair and chief executive officer of a Fortune 200 company, Mr. Cutler gives the Board a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience in a multinational manufacturing company. Through his other board roles and his position as Chair of The Business Roundtable Corporate Governance Committee, Mr. Cutler also provides the Board with important insights in the areas of corporate governance and government relations.

ELEUTHÈRE I. DU PONT Age 47 Director since 2006

President, since 2008, of the Longwood Foundation, a private foundation principally supporting charitable organizations

He served as senior vice president, operations and chief financial officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products from 2007 through 2008. Prior to that, Mr. du Pont served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region with sales of $5 billion. He also serves on the board of WSFS Financial Corporation (since 2013).

 Skills and Expertise
From his experiences as president, chief financial officer and director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

MARILLYN A. HEWSON Age 60 Director since 2007

Chairman, President and Chief Executive Officer since January 2014 of Lockheed Martin Corporation, a leader in providing advanced technology products, services and systems integration solutions to defense, civil and commercial customers worldwide

She was CEO and President of Lockheed Martin from January to December 2013 and served as director since 2012. Having served 31 years at Lockheed Martin, she has previously held the positions of President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President of Electronic Systems from 2010 to 2012; President of Systems Integration from 2008 to 2009; Executive Vice President of Global Sustainment for Aeronautics from 2007 to 2008. Ms. Hewson previously chaired the Sandia Corporation's Board of Directors from 2010 to 2013. She serves on the President's Export Council, the Business Roundtable, the Board of Governors of the Aerospace Industries Association, and is an Associate Fellow of the American Institute of Aeronautics and Astronautics. She serves on the Board of Directors of the Congressional Medal of Honor Foundation, the Board of Governors of the USO, the Board of the National Geographic Education Foundation, and the Board of Visitors of the University of Alabama's Culverhouse College of Business.

 Skills and Expertise
Through experience gained in leadership roles and as chairman and chief executive of Lockheed Martin, Ms. Hewson provides the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services and systems, internal audit and government contracting. In addition, Ms. Hewson offers expertise in government relations.

22 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Director Nominees

LOIS D. JULIBER Age 65 Director since 1995

Retired Vice Chairman, a position she held from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products

She was chief operating officer of Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She also serves as Chairman of the MasterCard Foundation and is a Trustee Emeritae of Wellesley College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012).

 Skills and Expertise
Ms. Juliber brings deep and broad global marketing, consulting, finance, human resources, research and development, manufacturing, management and new business development expertise to the Board from her roles as vice-chair, chief operating officer and chief technological officer at Colgate-Palmolive. In addition, Ms. Juliber provides important audit and governance knowledge from her experiences at Colgate-Palmolive, and her service on the boards of other multinational corporations and nonprofit organizations.

ELLEN J. KULLMAN Age 58 Director since 2008

Chair, since December 2009, and Chief Executive Officer of DuPont since January 2009

She served as president of DuPont from October 2008 to December 2008. From June 2006 through September 2008, she served as executive vice president. Prior to that, Mrs. Kullman was group vice president-DuPont Safety & Protection. She is a member of the US-China Business Council, the US-India CEO Forum, and the executive committee of the Business Council. Mrs. Kullman also chairs the executive committee of SCI-America. She is also a member of the board of directors of Catalyst and the board of directors of Change the Equation. She is co-chair of the National Academy of Engineering Committee on Changing the Conversation: From Research to Action. Mrs. Kullman is a director of United Technologies Corporation (since 2011). She is a member of the board of trustees of Tufts University and serves on the board of overseers at Tufts University School of Engineering.

 Skills and Expertise
As Chief Executive Officer of DuPont, Mrs. Kullman is best suited to ensure that critical business issues are brought before the Board, enhancing the Board's ability to consider, evaluate and maintain oversight over business strategies and DuPont's risk management efforts. The Board believes that the Company is typically best served by combining the role of Chair and Chief Executive Officer. For a discussion of the Board's leadership structure, refer to page 8 of this Proxy Statement.

Proxy Statement for 2014 Annual Meeting of Stockholders 23

Proposal 1: Election of Directors   Director Nominees

LEE M. THOMAS Age 69 Director since 2011

Retired chairman (June 2007–May 2012) and chief executive officer (March 2007–January 2012), of Rayonier Inc., a global forest products company

He was also president of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/CEO of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas also serves on the boards of Airgas Inc. (since 1998), the Regal Entertainment Group (since 2006) and the World Resources Institute.

 Skills and Expertise
From his experiences as president/CEO of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

PATRICK J. WARD Age 50 Director since 2013

Chief Financial Officer, since May 2008, of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies.

He has held a broad range of financial leadership positions since joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller.

 Skills and Expertise
From his experiences as Chief Financial Officer and in management of a global public company, Mr. Ward brings a depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance.

PROPOSAL 1:	The Board of Directors recommends that you vote "FOR" all twelve director nominees
ELECTION OF DIRECTORS	Please cast your vote for these twelve director nominees following the instructions on your proxy card, via the internet or over the phone.
24 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended effective December 4, 2012. The Charter is available on the Company's website (www.dupont.com) under Investor — Corporate Governance.

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company's independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company's independent registered public accounting firm in accordance with the Committee's Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is included with this Proxy Statement as part of the proposal seeking ratification of the independent registered public accounting firm.

Management is responsible for the Company's financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company's internal control over financial reporting. PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, is responsible for auditing the Company's Consolidated Financial Statements and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company's 2013 Annual Report on Form 10-K, including the audited Consolidated Financial Statements of the Company and Management's Report on Internal Control over Financial Reporting, for the year ended December 31, 2013 with management and representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed pursuant to Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (Communications with Audit Committees). The Committee has received from PwC the letter and written disclosures that are required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited non-audit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited Consolidated Financial Statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

AUDIT COMMITTEE

Eleuthère I. du Pont, Chair
Lamberto Andreotti
Richard H. Brown
Robert A. Brown
Patrick J. Ward

Proxy Statement for 2014 Annual Meeting of Stockholders 25

Proposal 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Article III, Section 4, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 24, 2013, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company's independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company's business PwC has gained through this period of service is valuable. While from time to time, the Audit Committee considers whether there should be a rotation of the independent registered public accounting firm in order to assure continuing auditor independence, it and the Board believe that the continued retention of PwC is in the best interests of the Company and its investors.

Pursuant to the SEC rules, the lead partner must be rotated after five years giving the Company the benefit of new thinking and approaches. The Audit Committee and its chairperson are involved in the selection of the lead partner.

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company's Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company's internal controls over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company's Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected non-U.S. tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation services.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

26 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 2   Ratification of Independent Registered Public Accounting Firm

The Audit Committee pre-approved all services rendered by and associated fees paid to PwC for fiscal years 2013 and 2012. These are shown by category in the following table.

	2013 (in millions)	2012 (in millions)

Audit Fees	$15.1	$13.6

Audit-Related Fees	3.9	7.1

Tax Fees	2.2	1.2

All Other Fees	0.1	0.1

TOTAL	21.3	22.0

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company's Consolidated Financial Statements for the year 2014 and to render other services as required of them. The Audit Committee actively oversees the fee negotiations and approves the fees associated with the reemployment of PwC. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

PROPOSAL 2:	The Board of Directors recommends that you vote "FOR" the following resolution:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RESOLVED: That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2014 to perform the functions assigned to it in accordance with Article III, Section 4, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.
Proxy Statement for 2014 Annual Meeting of Stockholders 27

OWNERSHIP OF COMPANY STOCK

As of December 31, 2013, set forth below is certain information concerning beneficial owners known to DuPont of more than five percent of DuPont's outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	57,492,034(1)	6.20(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	47,220,623(2)	5.09(2)

(1)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014, Blackrock, Inc. reported that it has sole voting power with respect to 46,909,081 shares and sole dispositive power with respect to 57,492,034 shares as of December 31, 2013.

(2)
Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014, The Vanguard Group reported it has sole voting power with respect to 1,511,866 shares, sole dispositive power with respect to 45,804,463 shares, and shared dispositive power with respect to 1,416,160 shares as of December 31, 2013.

The following table includes shares of DuPont Common Stock beneficially owned by each director and nominee, by each executive officer named in the 2013 Summary Compensation Table and by all directors and executive officers as a group as of December 31, 2013. Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)

Name	Direct(1)	Indirect(2)	Right to Acquire(3)	Percent of Class

L. Andreotti	0	0	4,852	*

R. H. Brown	0	0	48,184	*

R. A. Brown	0	110	21,306	*

B. P. Collomb	15,373	0	6,747	*

C. J. Crawford	150	235	39,357	*

A. M. Cutler	5,000	0	37,321	*

E. I. du Pont	769	1,361	20,884	*

M. A. Hewson	2,895	0	30,962	*

L. D. Juliber	0	600	34,786	*

E. J. Kullman	278,533	9,974	1,469,387	*

L. M. Thomas	6,254	2,000	5,387	*

P. J. Ward	0	0	1,068	*

J. C. Borel	83,996	12,388	291,827	*

T. M. Connelly, Jr.	61,960	28,433	379,644	*

N. C. Fanandakis	66,015	0	132,807	*

M. P. Vergnano	89,069	0	174,269	*

Directors and Executive Officers as a Group	644,244	55,511	2,788,533	*

*
Less than one percent.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.
28 Proxy Statement for 2014 Annual Meeting of Stockholders

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and shares held under the RSP.

(3)
This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from December 31, 2013, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under DuPont's equity-based compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission. Based on our review of copies of reports we have received, and written representations received from our directors and executive officers with respect to filing of reports on Forms 3, 4 and 5, one report (reporting one transaction) for each of T. M. Connelly, Jr. and B. Cachinero were filed late due to administrative error.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No individual who served on the Human Resources and Compensation Committee in 2013 was at any time during the year an officer or employee of DuPont or any of its subsidiaries nor was any such person a former officer of DuPont or any of its subsidiaries. No individual who served on the Human Resources and Compensation Committee in 2013 had any relationship requiring disclosure under the Securities and Exchange Commission's rules for disclosure of related party transactions. In addition, no member of the Board of Directors is an executive officer of another entity at which one of DuPont's executive officers serves on the board of directors.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee (the "Compensation Committee") of the Board of Directors has reviewed the Compensation Discussion and Analysis ("CD&A") section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in DuPont's Annual Report on Form 10-K for the year ended December 31, 2013 and in this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Lois D. Juliber, Chair
Alexander M. Cutler
Marillyn A. Hewson
Lee M. Thomas

Proxy Statement for 2014 Annual Meeting of Stockholders 29

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of DuPont's executive compensation program and discuss and analyze the 2013 compensation decisions regarding our Named Executive Officers ("NEOs"):

•••

Ellen J. Kullman, Chair and Chief Executive Officer

•••

Nicholas C. Fanandakis, Executive Vice President and Chief Financial Officer

•••

Thomas M. Connelly, Jr., Executive Vice President and Chief Innovation Officer

•••

Mark P. Vergnano, Executive Vice President

•••

James C. Borel, Executive Vice President

 COMPENSATION DISCUSSION AND ANALYSIS ("CD&A") TABLE OF CONTENTS

30 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Executive Summary

EXECUTIVE SUMMARY

DuPont is a science company. We work collaboratively to find sustainable, innovative, market-driven solutions to meet some of the world's biggest challenges, making lives better, safer and healthier for people everywhere.

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and accomplishment of our strategies.

Our compensation programs are designed and administered to follow these core principles:

•••

Establish a strong link between pay and performance

•••

Align executives' interests with stockholders' interests

•••

Reinforce business strategies and drive long-term sustained stockholder value

We regularly review best practices in governance and executive compensation to ensure that our programs align with our core principles. Here are some of the compensation practices we follow:

2013 COMPENSATION PRACTICES AND POLICIES

What We Do	Use performance metrics to align pay with performance
Balance short- and long-term incentives using multiple performance metrics
Put caps on incentive compensation
Set rigorous stock ownership requirements for NEOs (values equal to a target multiple of base salary)
Implement a compensation recovery policy (clawbacks)
Employ an independent compensation consultant to review and advise on executive compensation
Use tally sheets
Regularly review the Human Resources and Compensation Committee (the "Committee") Charter to ensure best practices and priorities

What We Don't Do	Enter into employment agreements
Sign severance agreements except in the event of a change in control (double trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need
Establish or allow excessive compensation practices that encourage excessively risky business decisions
Allow short sales, hedging, margin accounts, or securities pledging of DuPont stock
Reload, reprice, or backdate stock options
Grant stock options with an exercise price less than fair market value
Tax gross-ups on benefits and perquisites (except for relocation benefits)
Pay dividends on unvested or unearned performance share units

CLEAR STRATEGY    >    STRONGER COMPANY     >    SUPERIOR RETURN TO STOCKHOLDERS

DuPont's higher-growth and higher-value strategy includes strengthening our world-leading position in three segments:

•••

Agriculture & Nutrition: Extend our leadership position across the high-value, science-driven segments of the agriculture-to-food value chains.

•••

Industrial Biosciences: Build transformational new businesses based on our world-leading biotechnology capabilities.

•••

Advanced Materials: Strengthen and grow our leading position in differentiated, high-value materials businesses by leveraging new technologies.

To deliver on these strategies, we have been relentless in the pursuit of the fundamentals, three operational priorities that guide our day-to-day activities — innovating and further increasing our return on research and development, leveraging our global reach, especially in fast growing markets, and maintaining a cadence that demands strong execution and ongoing productivity gains. By leveraging our diverse capabilities in biology, chemistry, materials science and engineering, we can deliver faster, better, even transformational solutions to our customers. This unique combination, together with our proven R&D engine, global reach and market penetration, creates distinctive competitive advantages for DuPont.

Proxy Statement for 2014 Annual Meeting of Stockholders 31

Compensation Discussion and Analysis   Executive Summary

Our Performance in 2013

In 2013, DuPont took transformational steps forward in executing its plan to build a higher-growth, higher-value company for stockholders. In February, DuPont completed the sale of its Performance Coatings segment for $4.9 billion. In October, DuPont announced its decision to separate its Performance Chemicals segment, creating two strong companies for stockholders. These two events, combined with the acquisition of Danisco in 2011, have reshaped DuPont and narrowed our focus to three strategic priorities:

•••

Extend DuPont's leadership across the agriculture-to-food value chains

•••

Strengthen DuPont's position as a leading provider of differentiated, high-value advanced industrial materials

•••

Build new and potentially transformational businesses in industrial biotechnology

Also in 2013, DuPont advanced its strong positions in secular growth markets like production agriculture, photovoltaic solar panels, and light-weighting polymers for the automotive industry, and continued to redeploy capital and resources into targeted, science-based growth opportunities. We were again successful by achieving greater-than-targeted productivity gains through streamlining and lowering of our cost structure and working capital levels.

Financial Highlights

For the year, DuPont's revenue grew modestly to $35.7 billion, up $922 million, or 3%, as the significant market adjustments in our Performance Chemical segment overshadowed strong revenue growth in our other segments. DuPont's scientific power was evident as we had another strong year of new-product introductions, and we received about 1,050 U. S. Patent grants.

Operating earnings per share ("EPS")* for the year were up slightly at $3.88 per share versus $3.77 in the prior year, despite a 45%** decline in our Performance Chemicals segment. As with revenue, the decline in earnings from our Performance Chemicals segment overshadowed strong earnings growth from the Agriculture, Electronics & Communications and Safety & Protection segments, which each had double-digit growth in segment operating earnings. Excluding Performance Chemicals, in both years, segment operating earnings increased $490 million or 11%.*** Growth was driven by new products, market share gains, cost controls and margin improvement across most business segments.

Our productivity achievements for the year include:

•••

Cost and working capital productivity gains of $300 million, meeting our targets, and;

•••

Restructuring gains of more than $300 million, which we expect will translate to more than $450 million in savings in subsequent years.

NET SALES (dollars in billions)	OPERATING EARNINGS PER SHARE (dollars)

Our balance sheet was significantly strengthened during the year by reducing debt and securing our credit rating, thereby strengthening DuPont's financial capability to reinvest for growth and continued success by its businesses.

We refined our growth strategy and made significant advances against our strategic and operational priorities, including refinement of our portfolio of businesses.

*
Non-GAAP financial measure based on EPS excluding certain items.
**
Non-GAAP financial measure based on segment pre-tax operating income ("PTO") excluding significant items.
***
Non-GAAP financial measure based on PTOI excluding Performance Chemicals segment and significant items.

See Appendix B for additional information regarding these and other non-GAAP financial measures.

32 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Executive Summary

Achievements for the year include:

•••

Completed the sale of DuPont Performance Coatings in February for $4.9 billion

•••

Repurchased $1 billion of DuPont common stock

•••

Acquired the remaining interest in Pannar Seeds (Pty) Ltd. that we did not previously own, greatly expanding our footprint in Africa in our drive to extend our Agriculture leadership around the globe

•••

Acquired rights to technology through licenses with Monsanto to deliver next-generation soybean technology to our customers

•••

Announced our intent to separate our Performance Chemicals segment through a U.S. tax-free spin-off

•••

Announced execution of definitive agreements to sell our Glass Laminating Solutions/Vinyls, which is expected to be completed about mid-2014, subject to customary closing conditions

We expanded into new geographies and successfully launched new products in key markets.

•••

About 28% of sales came from products that were introduced in the past four years

•••

Sales in developing markets (including China, India and countries located in Latin America, Eastern and Central Europe, Middle East, Africa and Southeast Asia) were up 7% and represented 33% of our sales

Our strategy is working: Delivering superior results and increased stockholder value.

The work we have completed in the past five years is delivering superior returns to stockholders.

•••

In total, DuPont has generated 214%(1) total shareholder return ("TSR") since year-end 2008, compared to 128%(1) for the S&P 500, and 111%(1)(2) for our proxy peers during the same period

•••

We delivered superior capital returns to our stockholders through our dividend and share repurchases, outperforming proxy peers and the S&P 500

•••

Our productivity efforts over the last five years have freed significant cash and increased segment operating margins from 10.9% in 2008 to 16.3% in 2013, excluding pharmaceutical earnings in both years.*

*
Non-GAAP financial measure based on segment PTOI margin excluding Pharmaceuticals segment and significant items. See Appendix B for additional information regarding this and other non-GAAP financial measures.

(1)
Source: Datastream as of 12/31/2013, Bloomberg, Capital IQ, FactSet. Proxy Peers and S&P Indices are USD market cap — weighted and assume dividends are reinvested at the closing price applicable on the ex-dividend date
(2)
Proxy Peers consists of companies listed in the CD&A on page 38.

Proxy Statement for 2014 Annual Meeting of Stockholders 33

Compensation Discussion and Analysis   Executive Summary

We will continue to execute against our strategic and operational priorities, all part of our clear strategy to build a higher-growth, higher-value company for stockholders. Through innovation, disciplined capital allocation and execution, global reach, and continuous portfolio refinements, we will continue our track record of delivering superior value.

CAPITAL RETURNED TO STOCKHOLDERS
 (DOLLARS IN MILLIONS)

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
VS S&P 500 AND DOW JONES INDUSTRIAL AVERAGE

The graph assumes that the values of DuPont Common Stock, the S&P 500 Stock Index and the Dow Jones Industrial Average were each $100 on December 31, 2008, and that all dividends were reinvested.

34 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Executive Summary

Summary of Our 2013 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2013 reflected our Company performance.

2013 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Our performance resulted in a 1-point increase in the NEO average payout factor under our short-term incentive program ("STIP") (86% of target in 2012 to 87% of target in 2013).

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units ("PSUs") for the 2011 to 2013 performance period were paid out at 113% target.

Proxy Statement for 2014 Annual Meeting of Stockholders 35

Compensation Discussion and Analysis   Target Compensation Pay Mix

TARGET COMPENSATION PAY MIX

To reinforce our pay-for-performance philosophy, more than two-thirds of targeted total direct compensation ("TDC") is contingent upon performance and, therefore, fluctuates with our financial results and share price. We believe this approach motivates our executives to consider the impact of their decisions on stockholder value.

2013 TARGET COMPENSATION MIX

CONSIDERATION OF SAY ON PAY RESULTS
Last year, our stockholders were given the opportunity to participate in an advisory vote on the compensation of our NEOs. More than 95% of stockholders approved the compensation of our NEOs. In consideration of the overwhelming support expressed by stockholders and the Committee's own assessment of the program, the Committee felt that fundamental changes to our executive compensation programs were not necessary at this time.
In an ongoing effort to make the link between pay and performance even stronger, the Committee made the following design change to our long-term incentive ("LTI") compensation program for 2014:

Revised the 2014 LTI Program mix to increase the portion of PSUs to 50% of the grant value from 40%. The remaining portion is split equally among stock options (25%) and restricted stock units ("RSUs") (25%).

36 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Our Executive Compensation Philosophy

OUR EXECUTIVE COMPENSATION PHILOSOPHY

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary to lead the Company and to accomplish our strategies. The following key principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance

•••

Executives' interests should be aligned with stockholders' interests

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value

DuPont Leadership — Guiding the Company Through Innovation

For more than 200 years, DuPont leaders have guided the Company through great changes, maintaining our position as a market leader fueled by science and innovation.

At DuPont, our executive compensation programs are dependent on achieving strategic operating goals and financial performance that ultimately drive stockholder returns.

HOW WE DETERMINE EXECUTIVE COMPENSATION

An important aspect of the Committee's annual work is determining compensation for our NEOs and other executive officers. The NEOs are the Company's Chair and CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

In 2013, the Committee continued its relationship with Frederic W. Cook & Co., Inc. ("Cook"), as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to DuPont other than those for the Committee.

Oversight Responsibilities for Executive Compensation

Summarized in the table below are responsibilities for executive compensation.

Human Resources and Compensation Committee	• Establishes executive compensation philosophy
• Approves incentive compensation programs and target performance expectations for STIP and PSU
• Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual STIP, LTI grants, and target and actual PSU awards
• Recommends to the full Board compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award

All Independent Board Members	• Assess performance of the CEO
• Approve all compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award

Committee Consultant — Cook

•

Provides independent advice, research, and analytical services on a variety of subjects, including compensation of executive officers, nonemployee director compensation and executive compensation trends

• Participates in meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers
• Recommends compensation targets and actual awards for the other executive officers

In addition to Company and individual performance, the Committee considers a broad number of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, pay equity multiples and tally sheets.

Proxy Statement for 2014 Annual Meeting of Stockholders 37

Compensation Discussion and Analysis   How We Determine Executive Compensation

We Conduct a Competitive Analysis

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs, compensation is assessed primarily against published compensation surveys. These surveys represent large companies with median revenue comparable to DuPont's "market," including surveys by Towers Watson and Aon Hewitt.

Peer Group Analysis

We also use a select group of peer companies ("peer group") to:

•••

Benchmark pay design including mix and performance criteria

•••

Measure financial performance for the PSU program

•••

Test the link between pay and performance

Because of the smaller number of companies, we periodically find volatility in peer group compensation levels year over year. Therefore, we use market survey information as the primary source of competitive data. Peer group compensation data is used only for the CEO and only as a secondary data point as described above.

The peer group reflects the diverse industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria for peer group companies:

•••

Publicly traded U.S. companies and select European companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons

•••

Direct business competitors

•••

Companies similar in revenue size to DuPont — As there are limited potential peers within a typical one-half to double revenue-size criterion, we established a broader one-third to triple range, which also ensures the inclusion of some direct competitors that would otherwise be excluded

•••

Meaningful international presence — At least one-third of revenues earned outside of the United States

•••

Scientific focus/research intensity — The criterion of a minimum of two percent research and development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont's research and development expense tends to be higher than that of industry peers

The 2013 peer group did not change from 2012 and consists of the following companies:

2013 PEER GROUP

3M Company	Emerson Electric Co.	Merck & Co., Inc.
Air Products & Chemicals, Inc.	Honeywell International Inc.	Monsanto Company
Baxter International Inc.	Ingersoll-Rand plc	The Procter & Gamble Company
The Boeing Company	Johnson & Johnson	Syngenta AG
Caterpillar Inc.	Johnson Controls, Inc.	United Technologies Corporation
Dow Chemical Company	Kimberly-Clark Corporation

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation. This helps the Committee confirm that there are no unintended consequences of its actions.

38 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of our executive compensation program align with our compensation philosophy and core principles.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined

Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components	Based on wide range of factors, including market pay surveys, business results, and individual performance Targeted to market median on average (based on survey)

STIP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, business unit and individual Target award is approximately market median

LTI awards

•

Link pay and performance — accelerate growth, profitability and stockholder return

•

Align the interests of executives with stockholders

•

Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

Actual value realized is based on company performance over a 3-year time frame or linked to stock price Targeted to market median on average

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, more than two-thirds of targeted TDC is contingent upon performance and, therefore, fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

To lessen the possible risk inherent in the greater focus on long-term incentives, executives receive a mix of different forms of stock compensation:

•••

PSUs (rewards key financial performance in relation to the peer group in revenue growth and TSR). Overlapping performance cycles in the PSU program assure sustainability of performance

•••

Stock options (rewards for stock price appreciation and direct link to stockholder experience)

•••

RSUs (intended as retention tool and linked to stock price)

Proxy Statement for 2014 Annual Meeting of Stockholders 39

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

2013 TARGET COMPENSATION MIX AND "PAY AT RISK"

•••

89% of TDC for the CEO is at risk

•••

20% of the amount at risk is tied to achievement of annual incentive goals, and 80% is tied to achievement of share price or financial goals over a longer period

•••

On average, 78% of TDC for the other NEOs is at risk

•••

26% of the amount at risk is tied to achievement of annual incentive goals, and 74% is tied to achievement of share price or financial goals over a longer period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined

Standard benefits and retirement plans	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median
	• Nonqualified retirement plans that restore benefits above the Internal Revenue Code ("IRC") limits for tax-qualified retirement plans as provided to other employees	Nonqualified retirement plans are provided to restore benefits due to IRC limits
• Nonqualified deferred compensation plan that allows for deferral of base salary, STIP and LTI awards

Severance benefits (change in control)	• Severance benefits upon a change in control and termination (double-trigger) to ensure continuity of management in a potential change in control environment	Cash payment of two times base salary and target annual incentive (three times for the CEO)

•

A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within two years of a change in control (see "Change in Control Severance Benefits" below for more details)

Pro-rated payment of the target annual incentive for the year of termination. Financial counseling and outplacement services for two years (three for the CEO)

Limited perquisites	• Very limited perquisites or personal benefits
• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•

For security reasons, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and the Office of the Director of Corporate Security approves such travel

40 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

Because we use only compensation practices that support our guiding principles, we do NOT offer our executives:

•••

Employment agreements

•••

Severance agreements except in the event of a change in control (double-trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need

•••

Tax gross-ups on benefits and perquisites other than relocation benefits

•••

Supplemental executive retirement benefits

•••

Retirement plans that grant additional years of service or include long-term incentives in the benefit calculation

•••

Repricing of stock options/repurchases of underwater stock options for cash

Change in Control Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty, in 2013, DuPont adopted the Senior Executive Severance Plan. For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see Potential Payments Upon Termination or Change in Control.

Benefits provided under the program include:

•••

Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive's base salary and target annual bonus;

•••

A lump sum cash payment equal to the pro-rated portion of the executive's target annual bonus for the year of termination; and

•••

Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

The Senior Executive Severance Plan includes a 12-month non-competition, non-solicitation, non-disparagement and confidentiality provisions (18 months for the CEO).

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on DuPont's performance objectives and encouraging appropriate levels of risk-taking. In 2013, the Committee asked Cook to test whether the Company's compensation programs encourage the appropriate levels of risk-taking given the Company's risk profile. Cook's review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, payment timing and adjustments, and the presence of maximum payments, as well as other mitigating program attributes. Cook's analysis determined that our compensation programs do not encourage behaviors that would create undue material risk for DuPont.

Payout Limitations or Caps

Payout limitations, or "caps," play a vital role in risk mitigation, and all metrics in the STIP and PSU programs are capped at 200% payout to protect against excessive payouts. Our performance/payout leverage is slightly less than competitive practice, reflecting our risk profile as a Company, and our rigor in setting performance targets. Clawback provisions, stock ownership guidelines and insider trading policies that prohibit executives from entering into derivative transactions also protect against excessive risk in the Company's incentive programs.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DuPont Common Stock with a value equal to a specified multiple of base pay.

Stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units and/or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price.

Proxy Statement for 2014 Annual Meeting of Stockholders 41

Compensation Discussion and Analysis   How We Manage Compensation Risk

The multiples for specific executive levels are shown below. Each NEO exceeds the ownership goal.

Multiple of Salary	2013 Target	2013 Actual

CEO	6x	19x
Other NEOs average	4x	14x

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Compensation Recovery Policy (Clawbacks)

The Company has a compensation recovery policy that covers each current and former employee of DuPont or an affiliated company who is, or was, the recipient of incentive-based compensation ("Grantee"). If a Grantee engages in misconduct, then:

•••

He/she forfeits any right to receive any future awards or other equity-based incentive compensation

•••

The Company may demand repayment of any awards or cash payments already received by a Grantee

•••

The Grantee will be required to provide repayment within ten (10) days following such demand

"Misconduct" means any of the following:

•••

Grantee's employment or service is terminated for cause

•••

There has been a breach of a noncompete or confidentiality covenant set out in the employee agreement

•••

The Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined, in its sole discretion, that the Grantee (a) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (b) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur

Awards granted prior to March 2, 2011, are subject to the clawback provisions that were in effect at the time of the grant, as disclosed in prior years' proxy statements.

2013 COMPENSATION DECISIONS

Our Annual Compensation Program

Annual Base Salary

In setting 2013 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included a corporate base salary merit budget of 3% for 2013, business results, market competitiveness, peer group competitiveness (CEO only), internal relationships, tally sheets and individual performance. Merit increases were effective March 1, 2013.

The table below shows the base salary rate as of December 31. This information is different from the base salary provided in the 2013 Summary Compensation Table ("SCT"), which reflects the actual base pay received for the year.

Name	2012 Base Salary	2013 Base Salary	Change in Base Salary	Primary Rationale

E. J. Kullman	$1,400,000	$1,442,000	3.0%	•	Standard merit increase

N. C. Fanandakis	673,000	725,000	7.7%	•	Market adjustment

T. M. Connelly, Jr.	776,000	776,000	0.0%

J. C. Borel	677,500	700,000	3.3%	•	Standard merit increase

M. P. Vergnano	675,000	700,000	3.7%	•	Standard merit increase

42 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2013 Compensation Decisions

Annual Short-Term Incentives

Our annual incentive plan design ensures that our executives maintain a strong focus on those financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to stockholder value creation over time. For 2013, STIP awards were based on the following formula, measures and weightings. The Committee approves these factors at the beginning of each fiscal year. Each element is discussed in greater detail below.

1. Target Short-Term Incentive Program

Our STIP targets are set as a percentage of the midpoint of each level in our salary structure. Employees, including our NEOs, are assigned to a level, taking into consideration a position's market value, the internal value the Company places on that position and individual circumstances, such as experience. The target STIP percentage for each level is reviewed regularly against market and approved annually by the Committee (or in the case of the CEO, by the Board). The actual calculation of the 2013 target STIP amount for Mrs. Kullman and the other NEOs is detailed in the table below.

Name	2013 DuPont Level Midpoint	2013 X Target STIP %	2013 = Target STIP $

E. J. Kullman	$1,649,250	140%	$2,308,950

N. C. Fanandakis	674,850	90%	607,365

T. M. Connelly, Jr.	782,700	95%	743,565

J. C. Borel	674,850	90%	607,365

M. P. Vergnano	674,850	90%	607,365

Beginning with the 2014 STIP, targets will be set as a percentage of base salary, consistent with market practice. Targets will continue to be reviewed against market by position and approved by the Committee.

2. STIP Payout Factor:

The weighted average payout factor for the STIP is based on actual performance on each measure and the weighting of that performance measure.

Proxy Statement for 2014 Annual Meeting of Stockholders 43

Compensation Discussion and Analysis   2013 Compensation Decisions

STIP PERFORMANCE MEASURES

	Metric	Weighting	Rationale for Use

Corporate performance	Operating EPS (Operating EPS compared to an internal target (Profit Objective))	20%	Is the most effective and common metric in measuring stockholder value Closely aligns stockholder and executive interests Provides insight with respect to ongoing operating results

Business unit performance

 Because NEOs work across all businesses, their payout factor is based on the total business performance compared to aggregate targets in the four categories shown to the right.

Payout factors are determined separately for each business and based on actual business performance compared to its objective for the year.	1. After-tax operating income (ATOI)

 (Business unit ATOI (excluding significant items) versus budget for the year)

 2. Revenue

 (Business unit revenue versus budget for the year)

 3. Cash flow from operations (CFFO)

 (Business unit CFFO versus budget for the year)

 4. Dynamic planning factor

(Business units are assessed, both qualitatively and quantitatively, on a number of items, such as external factors, currency fluctuations, raw material fluctuations, and core values)	15% 15% 20% 10%	Measures profitability at the business unit level leading to corporate EPS results

 Reflects top-line growth — critical to Company success

 Measures our ability to translate earnings into cash, indicating the health of our business and allowing the Company to invest for the future

 Assesses how well a business unit anticipates and responds to the business environment in a way that creates value for the Company

			Assures that our plan payouts are relevant to the current business strategy and recognizes the external economic environment

Individual performance	Individual performance assessment (Based on the executive's performance versus personal, predetermined critical operating tasks or objectives, e.g., attainment of key strategic growth goals, specific revenue and earnings goals, achievement of fixed cost reduction targets, successful acquisitions/divestitures and integration efforts, and fulfillment of core values)	20%	Takes individual performance into consideration in finalizing STIP payout factors

44 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2013 Compensation Decisions

2013 STIP PERFORMANCE AND PAYOUT FACTORS

Corporate and business unit performances are converted to a corresponding payout factor based on the concept of "leverage," i.e., the relationship between performance for a given metric and its payout factor. In 2013, the leverage in our plan was revised to be more consistent with competitive practice. For example, Operating EPS, business unit ATOI, business unit revenue, and business unit CFFO leverage is 2:1 below target and 5:1 above target. So, participants have two percentage points in payout deducted for each one percent change in performance below target, and receive five percentage points in payout for each one percent change in performance above target. In addition to steeper slopes, performance ranges were narrowed, resulting in a threshold performance requirement of 70% (80% for revenue metric) and a maximum payout at 120% performance or above. All metrics are capped at 200% payout.

Total Company	Actual vs Target %	Payout Factor %	X Weight	Payout Factor % = (Weighted)

Corporate performance	98%	97%	20%	19%

Business unit performance	81%	80%	60%	48%

Individual performance	90–110%	90–110%	20%	18–22%

Overall payout factor				85–89%

3. Final STIP Payout

As illustrated in the table below, the final 2013 STIP payout is determined by multiplying the target STIP amount by the final total payout factor.

Name	2013 Target STIP $	TOTAL Payout X Factor %	2013 = Final STIP $	2012 Final STIP $	% Difference

E. J. Kullman	$2,308,950	87%	$2,014,000	$1,915,000	5%

N. C. Fanandakis	607,365	89%	542,000	522,000	4%

T. M. Connelly, Jr.	743,565	85%	634,000	617,000	3%

J. C. Borel	607,365	88%	536,000	510,000	5%

M. P. Vergnano	607,365	87%	530,000	498,000	6%

The 2013 STIP awards to Section 16 officers are limited to 0.25% of adjusted net income of the Company for the CEO and 0.15% for other executive officers.

Proxy Statement for 2014 Annual Meeting of Stockholders 45

Compensation Discussion and Analysis   2013 Compensation Decisions

Our Long-Term Incentive Program

In 2013, our LTI program for NEOs consisted of a mix of stock options, PSUs, and RSUs, all based on fair value on the grant date. For 2014, the Committee revised the mix to increase PSUs to 50%, and decreased stock options and RSUs to 25% each. This shift reinforces our emphasis on pay for performance.

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to NEOs:

	PSUs	Stock Options	RSUs

2013 LTI mix	• 40%	• 30%	• 30%

2014 LTI mix	• 50%	• 25%	• 25%

Performance drivers	• TSR (relative to peer group) • Revenue growth (intermediate-term) (relative to peer group)	• Stock price appreciation (longer-term)	• Stock price appreciation (intermediate-term)

Objectives	• Focus on business priorities such as revenue growth and TSR, which are obtained through balanced growth, profitability, and capital management over a three-year period • Stockholder alignment	• Stockholder alignment • Link to long-term business objectives • Stock ownership • Lead/support business strategy • Retention	• Stock ownership • Capital accumulation • Retention

Program design

•

At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on relative performance of revenue and TSR

•

PSUs are based on a three-year performance cycle compared to our peers and are awarded annually to each NEO at the beginning of the cycle

•

Options vest in one-third increments over three years

•

Seven-year term

•

Nonqualified stock option grants are made annually at the closing price on the date of grant

•

We do not reprice stock options

• RSUs vest in one-third increments over a three-year period • RSUs are typically granted annually

2013 Long-Term Incentive Awards

Annual awards to employees, including NEOs, are made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Any occasional special awards to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairs of the Board and the Committee), to which the Board of Directors has delegated the authority to approve special equity grants. Awards are effective on the date of approval by the Special Stock Performance Committee.

46 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2013 Compensation Decisions

Each year the Committee establishes target LTI values based on a number of factors including market practices, internal equity, and cost. For 2013, the Committee increased LTI targets to be more in line with competitive market levels and will continue to move toward market median over time.

Name	2013 LTI — Grant Date Fair Value*

E. J. Kullman	$9,000,000

N. C. Fanandakis	1,900,000

T. M. Connelly, Jr.	2,000,000

J. C. Borel	1,900,000

M. P. Vergnano	1,900,000

*
Reflects the grant date fair value and differs from the value of equity awards shown in the SCT and Grants of Plan-Based Awards Table ("GPBAT") because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2013.

Performance Share Units Granted in 2013

The actual number of shares earned for the PSUs granted in 2013 will be based on DuPont's revenue growth and TSR relative to the peer group for the three-year performance period of 2013 through 2015, as shown in the table below.

PERFORMANCE TARGETS (2013–2015 PERFORMANCE PERIOD)

2011–2013 PSU PROGRAM (PAYABLE IN 2014)

The three-year performance period for PSUs awarded in 2011 ended on December 31, 2013. The final number of shares earned was based on revenue growth and TSR in relation to the peer group over the three-year performance period. The final payout determination was made in March of 2014 after a review of the Company's and peer group's performance. Revenue growth was comparable to those of the 75th percentile of the peer group. TSR was comparable to those of the 25th percentile of the peer group. This resulted in an overall payout of 113%.

REVENUE GROWTH AND TSR VS PEERS
(2011–2013 PSU PROGRAM, PAYABLE IN 2014)

REVENUE PERFORMANCE VS. PEER GROUP

Proxy Statement for 2014 Annual Meeting of Stockholders 47

Compensation Discussion and Analysis   2013 Compensation Decisions

TSR PERFORMANCE VS. PEER GROUP

Further details are provided in the 2013 Option Exercises and Stock Vested table.

Maximum units and year-end values for PSUs awarded in 2011 through 2013 are included in the Outstanding Equity Awards table.

Deductibility of Performance-Based Compensation

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three next-highest-paid executive officers (other than the Chief Financial Officer), unless certain specific and detailed criteria are satisfied. This limitation does not apply to qualified performance-based compensation.

We review all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation might not, on some occasions, be deductible under IRC Section 162(m).

The stockholder-approved Equity and Incentive Plan ("EIP") is designed to allow the Company to issue awards that qualify as performance-based compensation under IRC Section 162(m).

We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable consistent with our compensation policies and as determined to be in the best interests of DuPont and its stockholders.

2013 NEO PERFORMANCE AND TOTAL COMPENSATION SUMMARY

Each year, the full Board conducts a review of the CEO's performance. The CEO provides the Committee with an assessment of performance for each of the NEOs. The assessment of individual performance takes into account a number of quantitative and qualitative factors such as attainment of key strategic growth goals, specific revenue and earnings goals for each business, achievement of fixed cost reduction targets, and successful acquisitions/divestitures and integration efforts, as well as the financial performance and overall company performance mentioned on the prior pages. After assessing each NEO's individual performance for 2013 against our performance metrics, the Board and Committee made the determination of each executive's compensation.

E. J. Kullman

Chair of the Board and Chief Executive Officer

Responsibilities: Accountable to the Board of Directors; champions market-driven science to drive innovation across all businesses to generate profitable growth and stockholder value

•••

Refined the Company's growth strategy and set clear strategic and operational priorities and goals to create a higher-growth, higher-value company — this work included the decision to separate the Performance Chemicals segment

•••

Completed divestiture of DuPont Performance Coatings

•••

Led the Company's improvement in differentiated capital deployment and disciplined execution of operating plans

48 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2013 NEO Performance and Total Compensation Summary

•••

Achieved sustainability goals three years ahead of schedule

•••

Strengthened the Company's talent initiatives — improving diversity, enhancing companywide leadership and accountability, and defining a clear strategy on talent, acquisition, leadership development, succession planning, and performance management

2013 Base Salary	2013 Final STIP	2013 LTI	Total Direct Compensation	2013 TDC vs 2012 TDC (% change)

$1,442,000	$2,014,000	$9,000,000	$12,456,000	5%

N. C. Fanandakis

Chief Financial Officer, member of the Office of Chief Executive

Responsibilities: All aspects of financial plans and policies for the Company driving execution against plan and stockholder value

•••

Improved the Company's financial health by driving companywide efforts to improve profit margins, reduce debt, secure credit rating and increase return on capital, positioning the Company to take advantage of future growth opportunities

•••

Drove strategic realignment of the portfolio

•••

Bolstered DuPont's credibility with its stockholders by improving performance vs. expectations and clearly communicating Company performance

•••

Capital management that permitted repurchase of $1B of DuPont Common Stock and increase in dividend

•••

Achieved outstanding value for stockholders in divestiture of DuPont Performance Coatings

2013 Base Salary	2013 Final STIP	2013 LTI	Total Direct Compensation	2013 TDC vs 2012 TDC (% change)

$725,000	$542,000	$1,900,000	$3,167,000	10%

T. M. Connelly, Jr.

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Science and Technology, Integrated Operations (Operations, Sourcing & Logistics, Engineering), and Regional Management

•••

Led Company's efforts to tighten focus on innovation and improve the measurement of return on innovation investment and value

•••

Drove strategic reassessment of engineering function, including improving returns on significant capital expenditure projects

•••

Realigned operations to enhance business integration and productivity

2013 Base Salary	2013 Final STIP	2013 LTI	Total Direct Compensation	2013 TDC vs 2012 TDC (% change)

$776,000	$634,000	$2,000,000	$3,410,000	2%

Proxy Statement for 2014 Annual Meeting of Stockholders 49

Compensation Discussion and Analysis   2013 NEO Performance and Total Compensation Summary

J. C. Borel

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Agriculture and Nutrition & Health Segments

•••

Drove industry-leading revenue and profit growth in DuPont's Agriculture businesses that significantly improved the Company's competitive position while increasing the value of its pipeline of future products

•••

Completed the Company's integration of the Danisco acquisition and increased the growth trajectory for DuPont's Nutrition & Health segment

•••

Strengthened segment competitiveness through productivity improvements and progress in the R&D investment strategy in both segments

•••

Established DuPont's position as thought leader in public dialogue on challenges associated with feeding the growing population, including through the Food Security Index

2013 Base Salary	2013 Final STIP	2013 LTI	Total Direct Compensation	2013 TDC vs 2012 TDC (% change)

$700,000	$536,000	$1,900,000	$3,136,000	9%

M. P. Vergnano

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Performance Chemicals and Electronics & Communications segments; drove development of the Company's advanced materials strategy

•••

Delivered improved margins and profitability of the Company's Protection Technology and Electronics segments

•••

Led strategic work that culminated in the decision to separate the Performance Chemicals Segment

•••

Delivered significant progress in the Company's brand-strengthening effort and strategic account management programs

•••

Improved sustainability presence, including placement in the Dow Jones North America Sustainability Index and Carbon Disclosure Index and achieved sustainability goals three years ahead of schedule and led work to improve our safety record

2013 Base Salary	2013 Final STIP	2013 LTI	Total Direct Compensation	2013 TDC vs 2012 TDC (% change)

$700,000	$530,000	$1,900,000	$3,130,000	6%

50 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2013 NEO Performance and Total Compensation Summary

Total 2013 NEO Compensation

The Company and individual performance outlined above resulted in total NEO compensation for 2013 as shown in the table that follows. This table is not intended to be a substitute for the SCT or GPBAT. Base salary is shown as of December 31, 2013. STIP awards and LTI awards for 2013 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2013.

Name	2013 Base Salary	2013 Final STIP	2013 LTI	TDC	2013 TDC vs 2012 TDC (% change)
E. J. Kullman	$1,442,000	$2,014,000	$9,000,000	$12,456,000	5%
N. C. Fanandakis	725,000	542,000	1,900,000	3,167,000	10%
T. M. Connelly, Jr.	776,000	634,000	2,000,000	3,410,000	2%
J. C. Borel	700,000	536,000	1,900,000	3,136,000	9%
M. P. Vergnano	700,000	530,000	1,900,000	3,130,000	6%
TOTAL	4,343,000	4,256,000	16,700,000	25,299,000	6%

Pay Equity Multiple

The Committee has a long-standing practice of comparing CEO pay to that of other key executives. To ensure that NEOs are paid appropriately in relation to each other and that we manage the pay differential between the CEO and the other NEOs, we apply a pay equity multiple to average target total cash compensation ("TCC" equals base salary plus STIP awards) and average target TDC (TDC equals TCC plus LTI).

The 2013 pay equity multiples were as follows:

Element (Pay Equity Multiple Range)	2013
TCC (2–3 times NEO)	2.7
TDC (3–4 times NEO)	3.9
Proxy Statement for 2014 Annual Meeting of Stockholders 51

Compensation Discussion and Analysis   2013 NEO Performance and Total Compensation Summary

COMPENSATION OF EXECUTIVE OFFICERS

2013 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2013. The NEOs are DuPont's CEO and Chief Financial Officer ("CFO"), and the next three most highly compensated executive officers ranked by their total compensation (reduced by the amount of change in pension value and nonqualified deferred compensation earnings) in the 2013 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total ($)
E. J. Kullman	2013	$1,435,000	$6,740,550	$2,700,001	$2,014,000	$864,679	$398,408	$14,152,638

Chair & Chief Executive	2012	1,389,833	6,158,897	2,833,336	1,915,000	2,932,277	433,374	15,662,717

Officer	2011	1,332,500	5,491,916	2,500,011	2,509,000	3,629,023	464,181	15,926,631

N. C. Fanandakis	2013	716,333	1,423,077	570,005	542,000	425,184	111,450	3,788,049

Executive Vice President &	2012	664,700	3,816,525	564,673	522,000	1,689,291	119,223	7,376,412

Chief Financial Officer	2011	613,750	1,171,689	533,345	660,000	1,590,028	127,868	4,696,680

T. M. Connelly, Jr.	2013	776,000	1,497,945	600,005	634,000	—	125,190	3,633,140

Executive Vice President &	2012	772,217	1,424,947	655,510	617,000	1,059,224	140,330	4,669,228

Chief Innovation Officer	2011	749,633	1,391,289	633,334	787,000	725,907	156,297	4,443,460

J. C. Borel	2013	696,250	1,423,077	570,005	536,000	407,938	108,563	3,741,833

Executive Vice President	2012	674,217	1,227,525	564,673	510,000	1,395,403	130,375	4,502,193

	2011	654,600	1,171,689	533,345	660,000	1,222,242	131,544	4,373,420

M. P. Vergnano	2013	695,833	1,423,077	570,005	530,000	252,444	107,445	3,578,804

Executive Vice President	2012	668,600	1,288,868	592,912	498,000	1,294,045	118,584	4,461,009

(1)
Includes compensation that may have been deferred at the executive's election. Such amounts are also included in the Nonqualified Deferred Compensation table — "Executive Contributions in 2013" column.

(2)
Represents the aggregate grant date fair value of time-vested RSUs and PSUs computed in accordance with FASB ASC Topic 718. Those values are detailed in the 2013 Grants of Plan-Based Awards table. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are as follows: E. J. Kullman ($8,081,100), N. C. Fanandakis ($1,706,076), T. M. Connelly, Jr. ($1,795,848), J. C. Borel ($1,706,076), and M. P. Vergnano ($1,706,076).

(3)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining values for 2013 can be found under 2013 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards.

(4)
Represents payouts under the cash-based award component (STIP) of the Equity and Incentive Plan ("EIP") for services performed during 2013. This column includes compensation which may have been deferred at the NEO's election. Any such amounts will be included in the "Executive Contributions" column of the 2014 Nonqualified Deferred Compensation table.

(5)
This column reports the estimated positive change in the actuarial present value of an NEO's accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. T. M. Connelly, Jr. is displayed as zero because he had a negative year over year change in pension value (-$151,101) mainly driven by a higher discount rate used in the present value calculation. DuPont does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.

(6)
Amounts shown include Company contributions to qualified defined contribution plans and Company contributions to nonqualified defined contribution plans. The amounts also reflect perquisites and personal benefits including financial counseling, personal use of Company automobile and aircraft for Mrs. Kullman. For a detailed discussion of the items and amounts reported in this column, including a discussion of how the value of personal use of Company aircraft is calculated, refer to the "All Other Compensation" section of the narrative discussion following this footnote.
52 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   2013 Summary Compensation Table

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the "Salary" column of the table above represent base salary earned during 2013. Base salary rate changes for all NEOs are effective March 1. Base salary for 2013 represented 11% of TDC (base salary, STIP awards and LTI awards) for the CEO and, on average, 22% of total direct compensation for the other NEOs, which is consistent with the Human Resources and Compensation Committee's goal of placing emphasis on "at risk" compensation.

Stock Awards

Amounts shown in the "Stock Awards" column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to 2013 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the "Option Awards" column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2013 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in the "Non-Equity Incentive Plan Compensation" column of the table above represent cash-based short-term incentive, or STIP, awards paid for a given year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 ("Long-Term Employee Benefits") to the Consolidated Financial Statements in DuPont's Annual Report on Form 10-K for the year ended December 31, 2013. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2013 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the qualified plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2013 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2012 to 2013 in the present value of an NEO's accumulated benefit as of the applicable pension measurement date.

Proxy Statement for 2014 Annual Meeting of Stockholders 53

Compensation of Executive Officers   2013 Summary Compensation Table

All Other Compensation

Amounts shown in the "All Other Compensation" column of the table above include perquisites and personal benefits (if greater than or equal to $10,000); registrant (Company) contributions to qualified defined contribution plans; and registrant (Company) contributions to nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)

E. J. Kullman	$96,908(a)	$22,950	$278,550

N. C. Fanandakis	—	22,950	88,500

T. M. Connelly, Jr.	—	22,950	102,240

J. C. Borel	—	22,950	85,613

M. P. Vergnano	—	22,950	84,495

(a)
Includes financial counseling ($10,079), personal use of Company automobile ($5,940), and personal use of Company aircraft ($80,889). Consistent with DuPont's policy, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and the Office of the Director of Corporate Security approves it. The amount reflected in this column represents the aggregate incremental cost to DuPont of all personal travel by Mrs. Kullman on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees, and other variable costs, which include an allocation of the overall maintenance costs and costs with respect to "deadhead flights" — flights with no passengers that are associated with Mrs. Kullman's personal use. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. Approximately 13 percent of the amount reflected in the table for personal use of Company aircraft represents Mrs. Kullman's use of the aircraft to attend the board meetings of other organizations.

The benefit associated with personal use of Company aircraft is imputed as income to Mrs. Kullman at Standard Industry Fare Level ("SIFL") rates. SIFL rates are determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. Mrs. Kullman does not receive any gross-up for payment of taxes associated with the described benefit.

(b)
Amounts represent DuPont's match to the RSP on the same basis as provided to U.S. parent company employees. For 2013, the RSP provided a Company match of 100% of the first 6% of the employee's contribution. Amounts also include an additional Company contribution of 3%.

(c)
Amounts represent DuPont's match to the Retirement Savings Restoration Plan ("RSRP") on the same basis as provided to U.S. parent company employees who fall above the applicable Internal Revenue Code ("IRC") limits. For 2013, the RSRP provided a Company match of 100% of the first 6% of the employee's eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

54 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   2013 Grants of Plan-Based Awards

2013 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP awards, stock options, RSUs and PSUs granted in 2013 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thres- hold	Target	Maximum	Thres- hold(#)	Target (#)	Maximum (#)
E. J. Kullman	2/6/13	—	$2,308,950	$4,617,900	—	75,886	151,772				$4,040,550

	2/6/13							56,914			2,700,000

	2/6/13								261,628	$47.44	2,700,001

N. C. Fanandakis	2/6/13	—	607,365	1,214,730	—	16,021	32,042				853,038

	2/6/13							12,016			570,039

	2/6/13								55,233	47.44	570,005

T. M. Connelly, Jr.	2/6/13	—	743,565	1,487,130	—	16,864	33,728				897,924

	2/6/13							12,648			600,021

	2/6/13								58,140	47.44	600,005

J. C. Borel	2/6/13	—	607,365	1,214,730	—	16,021	32,042				853,038

	2/6/13							12,016			570,039

	2/6/13								55,233	47.44	570,005

M. P. Vergnano	2/6/13	—	607,365	1,214,730	—	16,021	32,042				853,038

	2/6/13							12,016			570,039

	2/6/13								55,233	47.44	570,005

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent STIP award opportunities for 2013 under the EIP. A target STIP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the midpoint of the NEO's level in our salary structure. The actual STIP payout for NEOs, which can range from 0% to 200% of target, is based on corporate and total business unit performance and individual performance. Refer to pages 43 through 45 for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2013. Vesting is based equally upon corporate revenue growth and TSR, both in relation to the predefined peer group. Performance and payouts are determined independently for each metric. At the conclusion of the three-year performance period, the actual award, delivered as DuPont Common Stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination.

Generally, any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. For a discussion of the impact on PSUs of any subsequent termination, see Potential Payments Upon Termination or Change in Control.

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above represent RSUs granted in 2013 that are paid out in shares of DuPont Common Stock and vest ratably over a three-year period, one-third on each anniversary date. Generally, any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. Dividend equivalents are applied and are subject to the same restrictions as the RSUs. For a discussion of the impact on RSUs of a subsequent termination, see Potential Payments Upon Termination or Change in Control.

All Other Option Awards: Number of Securities Underlying Options

Amounts shown in this column of the table above represent nonqualified stock options granted in 2013 with a seven-year term and ratable vesting over a three-year period, one-third on each anniversary date. The exercise

Proxy Statement for 2014 Annual Meeting of Stockholders 55

Compensation of Executive Officers   2013 Grants of Plan-Based Awards

price of options granted, as shown in the table above, is based on the closing price of DuPont Common Stock on the date of grant.

Generally, any termination of employment, including retirement, within six months of grant results in a forfeiture of the award. For a discussion of the impact on options of a subsequent termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock and Option Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs, subject to the TSR metric, was $59.05, estimated using a Monte Carlo simulation. The grant date fair value of the PSUs, subject to the revenue metric, was based upon the closing price of the underlying DuPont Common Stock as of the grant date, which was $47.44.

The grant date fair value of RSUs reflected in this column is based on the closing price of DuPont Common Stock as of the grant date, which was $47.44.

For purposes of determining the fair value of stock option awards, we use the Black-Scholes option pricing model and the assumptions set forth in the table below. The grant date fair value of options granted in 2013 was $10.32. We determine the dividend yield by dividing the current annual dividend on the DuPont Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company's historical experience.

2013
Dividend yield	3.6%
Volatility	34.88%
Risk-free interest rate	0.93%
Expected life (years)	5.26

56 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs held by our NEOs at December 31, 2013. Market or payout values in the table below are based on the closing price of DuPont Common Stock as of that date.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
E. J. Kullman	596,767		$23.28	2/3/16

	336,439		33.49	2/2/17

	135,282	67,641	51.85	2/1/18

	79,767	159,535	51.78	2/5/19

		261,628	47.44	2/5/20	115,539	$7,506,578	357,644	$23,236,131

	1,148,255	488,804

N. C. Fanandakis	28,861	14,430	51.85	2/1/18

	15,897	31,795	51.78	2/5/19

		55,233	47.44	2/5/20	77,414	5,029,581	74,428	4,835,587

	44,758	101,458

T. M. Connelly, Jr.	65,125		23.28	2/3/16

	78,675		33.49	2/2/17

	34,271	17,136	51.85	2/1/18

	18,454	36,910	51.78	2/5/19

		58,140	47.44	2/5/20	26,585	1,727,251	83,478	5,423,566

	196,525	112,186

J. C. Borel	66,344		23.28	2/3/16

	66,253		33.49	2/2/17

	28,861	14,430	51.85	2/1/18

	15,897	31,795	51.78	2/5/19

		55,233	47.44	2/5/20	23,972	1,557,464	74,428	4,835,587

	177,355	101,458

M. P. Vergnano	66,253		33.49	2/2/17

	28,861	14,430	51.85	2/1/18

	16,692	33,385	51.78	2/5/19

		55,233	47.44	2/5/20	24,359	1,582,620	75,518	4,906,404

	111,806	103,048

(1)
The following table provides an overview of stock options with outstanding vesting dates as of December 31, 2013:

Stock Option Expiration Date	Outstanding Vesting Dates

2/1/2018	Balance vests on February 2, 2014

2/5/2019	Vests equally on February 6, 2014 and 2015

2/5/2020	Vests equally on February 6, 2014, 2015 and 2016

Proxy Statement for 2014 Annual Meeting of Stockholders 57

Compensation of Executive Officers   Outstanding Equity Awards

(2)
The following table provides an overview of RSUs, including dividend-equivalent units, with outstanding vesting dates as of December 31, 2013:

Grant Date	Outstanding Vesting Dates

2/2/2011	Balance vests on February 2, 2014

2/6/2012	Vests equally on February 6, 2014 and 2015

2/6/2012	Vests equally on February 6, 2014 and 2016

2/6/2013	Vests equally on February 6, 2014, 2015, and 2016

(3)
The following table provides an overview of PSUs with outstanding vesting dates as of December 31, 2013:

Grant Date	Outstanding Vesting Dates

2/2/2011	Performance period ended December 31, 2013

2/6/2012	Performance period ends December 31, 2014

2/6/2013	Performance period ends December 31, 2015

  Because the 2011 PSU award payout of 113% exceeded target (100%), the amount required to be shown in this column represents the maximum number of PSUs payable under outstanding awards (200% of the original grant). The final number of shares earned, if any, will be based on performance on Revenue Growth and TSR in relation to the predefined peer group (at the time of award).

  The plan provides for a payout range of 0% to 200% and dividend-equivalent units are applied subsequently to the final performance determination.

(4)
Represents the payout value of outstanding PSUs based on a maximum (200%) payout. See footnote (3) above.

***

58 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   2013 Option Exercises and Stock Vested

2013 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2013.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
E. J. Kullman	240,692	$3,920,914	204,516	$9,808,024

N. C. Fanandakis	124,160	3,263,442	32,314	1,548,977

T. M. Connelly, Jr.	240,692	4,591,006	48,115	2,307,411

J. C. Borel	160,320	3,193,073	40,604	1,947,185

M. P. Vergnano	165,957	3,748,923	40,793	1,956,163

(1)
Represents the number of stock options exercised in 2013. The value realized upon exercise is computed by determining the difference between the market price at exercise and the exercise price of the options.

(2)
Represents the number of RSUs and PSUs vesting in 2013. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date, with respect to RSUs, and on March 4, 2013, with respect to PSUs. Includes PSUs granted in 2010, which vested on December 31, 2012, and were paid out in March 2013. This information was also disclosed in last year's proxy.

The performance period for PSUs granted in 2011 ended on December 31, 2013. The final payout was not determinable as of December 31, 2013. The Human Resources and Compensation Committee made the final payout determination in March 2014 after a final review of DuPont's performance relative to the peer group. The final 2011 PSU shares paid out and the value realized in March 2014 are set forth below. Target units and year-end values for PSUs awarded in 2011 through 2013 are included in the Outstanding Equity Awards table.

Name	2011 PSU Final Payout (#)(a)	PSU Value(b)

E. J. Kullman	60,284	$3,972,113

N. C. Fanandakis	12,862	847,477

T. M. Connelly, Jr.	15,272	1,006,272

J. C. Borel	12,862	847,477

M. P. Vergnano	12,862	847,477

(a)
Represents 113% of target award achieved plus accumulated dividend-equivalent units. Revenue growth and TSR for the performance period were comparable to 75th and 25th percentiles, respectively, of the pre-defined peer group, which resulted in a payout at 113% of target.

(b)
Valued at $65.89, the closing price of DuPont Common Stock as of March 3, 2014, the date the final payout determination was made by the Committee.
Proxy Statement for 2014 Annual Meeting of Stockholders 59

Compensation of Executive Officers   Pension Benefits

PENSION BENEFITS (AS OF FISCAL YEAR ENDED DECEMBER 31, 2013)

The table below shows the present value of accumulated benefits for the NEOs under the Pension Plan and the Pension Restoration Plan, as of December 31, 2013. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)

E. J. Kullman	Pension Plan	25	$985,361

	Pension Restoration Plan	25	14,780,637

N. C. Fanandakis	Pension Plan	35	1,527,188

	Pension Restoration Plan	35	6,648,154

T. M. Connelly, Jr.	Pension Plan	36	1,491,759

	Pension Restoration Plan	36	8,325,932

J. C. Borel	Pension Plan	36	1,594,951

	Pension Restoration Plan	36	7,286,521

M. P. Vergnano	Pension Plan	33	1,334,521

	Pension Restoration Plan	33	5,931,279

(1)
The value that an executive will actually receive under these benefit plans will differ to the extent that facts and circumstances vary from the assumptions on which these amounts are based.

Narrative Discussion of Pension Benefits

The NEOs participate in the Pension Plan, a tax-qualified defined benefit pension plan that covers a majority of the U.S. employees, except those hired or rehired after December 31, 2006. The Pension Plan provides employees with a lifetime retirement income based on years of service and the employees' final average pay near retirement. The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•
Age 65 or older with at least five years of service

•
Age 58 with age plus service equal to or greater than 85

•
Permanent incapacity to perform duties, with at least 15 years of service

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he/she is age 50 with at least 15 years of service. His/her pension is reduced by the greater of 5% for every year that his/her age plus service is less than 85 or 5% for every year that his/her age is less than 58. In no event will the reduction exceed 50%. As of December 31, 2013, Messrs. Connelly and Borel are eligible for an unreduced pension, and each other NEO is eligible for a reduced pension.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

Average monthly compensation is based on the employee's three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus

60 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   Pension Benefits

one-twelfth of an individual's STIP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan, an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 ("Long-Term Employee Benefits") to the Consolidated Financial Statements in DuPont's Annual Report on Form 10-K for the year ended December 31, 2013. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

Proxy Statement for 2014 Annual Meeting of Stockholders 61

Compensation of Executive Officers   Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on DuPont's defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

	Executive Contributions in 2013(1)	Registrant Contributions in 2013(2)	Aggregate Earnings in 2013(3)	Aggregate Balance as of 12/31/2013(4)
E. J. Kullman

RSRP	$185,700	$278,550	$567,695	$4,016,856

Deferred STIP	—	—	197,084	598,114

Deferred LTI	—	—	91,575	277,913

Management Deferred Compensation Plan	—	—	—	—

N. C. Fanandakis

RSRP	59,000	88,500	16,200	734,819

Deferred STIP	—	—	—	—

Deferred LTI	—	—	16,580	50,318

Management Deferred Compensation Plan	—	—	—	—

T. M. Connelly, Jr.

RSRP	68,280	102,240	343,672	1,878,006

Deferred STIP	—	—	514,418	1,788,422

Deferred LTI	—	—	1,971,091	5,914,038

Management Deferred Compensation Plan	83,580	—	12,105	444,731

J. C. Borel

RSRP	57,075	85,613	93,893	1,398,017

Deferred STIP	—	—	408,942	1,241,065

Deferred LTI	—	—	731,440	2,219,789

Management Deferred Compensation Plan	—	—	48,263	116,435

M. P. Vergnano

RSRP	56,330	84,495	168,037	1,131,614

Deferred STIP	—	—	—	—

Deferred LTI	—	—	19,662	59,725

Management Deferred Compensation Plan	—	—	—	—

(1)
Base salary deferred under the RSRP and Management Deferred Compensation Plan ("MDCP") for each of the NEOs is reported as 2013 compensation to such NEOs in the 2013 Summary Compensation Table. Those amounts are: E. J. Kullman, $72,100; N. C. Fanandakis, $36,250; T. M. Connelly, Jr., $85,360; J. C. Borel, $35,000; and M. P. Vergnano, $35,000.

(2)
The amounts in this column represent matching contributions made under the RSRP, also included in the 2013 Summary Compensation Table.

(3)
Earnings represent returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the qualified plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2013 Summary Compensation Table.

(4)
The table below reflects amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in DuPont's Summary Compensation Table for previous years.

Name	RSRP	Deferred STIP	Deferred LTI	MDCP	TOTAL

E. J. Kullman	$2,079,968	—	—	—	$2,079,968

N. C. Fanandakis	507,699	—	—	—	507,699

T. M. Connelly, Jr.	986,647	$440,736	$3,427,459	$323,107	5,177,949

J. C. Borel	590,836	—	—	60,035	650,871

M. P. Vergnano	160,140	—	—	—	160,140

62 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   Nonqualified Deferred Compensation

Narrative Discussion of the Nonqualified Deferred Compensation Table

DuPont offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under DuPont's tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation Table as Deferred STIP or Deferred LTI represent deferrals of short- and long-term awards prior to the adoption of the MDCP in May 2008.

The following provides an overview of the various deferral options as of December 31, 2013.

Base Salary

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($255,000 in 2013) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. DuPont does not match base salary deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

STIP

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($255,000 in 2013) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. DuPont does not match STIP deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for STIP deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

LTI

Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). DuPont does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DuPont Common Stock units with dividend equivalents credited as additional stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company adopted a Senior Executive Severance Plan in 2013. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control Severance Benefits. Potential payments under the plan are reflected in the table that follows. The table also includes potential payments under the EIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminate on December 31, 2013, are entitled to receive any STIP awards under the EIP for 2013. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2013.

Proxy Statement for 2014 Annual Meeting of Stockholders 63

Compensation of Executive Officers   Potential Payments Upon Termination or Change in Control

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, DuPont's stock price and the executive's age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by DuPont. See the discussion How We Manage Compensation Risk — Compensation Recovery Policy (Clawbacks).

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2013, are outlined below, based on DuPont's closing stock price of $64.97 (as reported on the New York Stock Exchange) on that date.

Name	Form of Compensation(1)	Voluntary or for Cause(2)	Termination Due to Lack of Work(3)	Retirement(4)	Death(5)	Disability(3)	Change in Control(6)
E. J. Kullman	Base and STIP	—	—	—	—	—	$11,252,850

	Stock Options	—	$3,468,364	$7,578,055	$7,578,055	$3,468,364	7,578,055

	RSUs	—	7,506,569	7,506,569	7,506,569	7,506,569	7,506,569

	PSUs	—	7,243,880	7,243,680	7,243,680	7,243,880	11,951,491

E. J. Kullman Total		—	18,218,813	22,328,504	22,328,504	18,218,813	38,288,965

N. C. Fanandakis	Base and STIP	—	—	—	—	—	2,664,730

	Stock Options	—	721,761	1,576,932	1,576,932	721,761	1,576,932

	RSUs	—	1,557,461	1,557,461	5,029,588	5,029,588	5,029,588

	PSUs	—	1,510,230	1,510,230	1,510,230	1,510,230	2,488,936

N. C. Fanandakis Total		—	3,789,452	4,644,623	8,116,750	7,261,579	11,760,186

T. M. Connelly, Jr.	Base and STIP	—	—	—	—	—	3,039,130

	Stock Options	—	807,977	1,730,861	1,730,861	807,977	1,730,861

	RSUs	—	1,727,227	1,727,227	1,727,227	1,727,227	1,727,227

	PSUs	—	1,738,352	1,738,352	1,738,352	1,738,352	2,796,244

T. M. Connelly, Jr. Total		—	4,273,556	5,196,440	5,196,440	4,273,556	9,293,463

J. C. Borel	Base and STIP	—	—	—	—	—	2,614,730

	Stock Options	—	721,761	1,576,932	1,576,932	721,761	1,576,932

	RSUs	—	1,557,461	1,557,461	1,557,461	1,557,461	1,557,461

	PSUs	—	1,510,230	1,510,230	1,510,230	1,510,230	2,488,936

J. C. Borel Total		—	3,789,452	4,644,623	4,644,623	3,789,452	8,238,059

M. P. Vergnano	Base and STIP	—	—	—	—	—	2,614,730

	Stock Options	—	732,247	1,597,904	1,597,904	732,247	1,597,904

	RSUs	—	1,582,604	1,582,604	1,582,604	1,582,604	1,582,604

	PSUs	—	1,532,852	1,532,852	1,532,852	1,532,852	2,524,344

M. P. Vergnano Total		—	3,847,703	4,713,360	4,713,360	3,847,703	8,319,582

(1)
Since 2012, the award agreements for stock options, RSUs and PSUs contain restrictive covenants that may result in forfeiture of unvested stock options, RSUs and PSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).

(2)
Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs. To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

(3)
Upon termination for lack of work or disability:

  •
  Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2013.

  •
  RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2013. Amount shown for disability represents the value of all RSUs as of December 31, 2013.

  •
  PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2013.

  To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

64 Proxy Statement for 2014 Annual Meeting of Stockholders

Compensation of Executive Officers   Potential Payments Upon Termination or Change in Control

  Any termination within six months of the grant date results in forfeiture of the award.

(4)
Upon retirement, NEOs are treated as if they had not separated from service and:

  •
  Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2013.

  •
  Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2013.

  •
  PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2013.

Regardless of the above, any termination within six months of the grant date results in forfeiture of the award.

(5)
Upon death:

  •
  Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2013.

  •
  All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2013.

  •
  PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2013.

Any termination within six months of the grant date results in forfeiture of the award.

(6)
Upon change in control:

  •
  For awards granted between 2008 and 2011, treatment is as follows:

    •
    Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2013.

    •
    Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2013.

    •
    PSUs are paid at target, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2013.

  •
  Treatment for awards made in 2012 and after varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

    •
    Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2013.

    •
    RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2013.

    •
    PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards as described above. Amount shown represents the target value as of December 31, 2013.

  In the event that the company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued. PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards.

  Upon termination without cause or termination for good reason within two years after change in control, awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever first occurs.

  Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

  Under the Senior Executive Severance Plan, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). Benefits provided under the plan include: (i) lump sum cash payment equal to two times (three times for the CEO) the sum of the executive's base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive's target annual bonus for the year of termination; and (iii) continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

Proxy Statement for 2014 Annual Meeting of Stockholders 65

Proposal 3 MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

Congress adopted Section 14A of the Securities Exchange Act of 1934, as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under this regulation, the Board is giving our stockholders an annual opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The Board of Directors recommends that you vote "FOR" this proposal.

DuPont's executive compensation programs are discussed in detail in the CD&A. Our executive compensation programs are designed to attract, motivate, reward and retain the high quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance.

•••

Executives' interests should be aligned with stockholders' interests.

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value.

Our executive programs are structured so that more than two-thirds of targeted TDC is contingent upon performance, and therefore, fluctuates with our financial results and share price. We believe this motivates executives to consider the impact of their decisions on stockholder value.

Our annual incentive plan is structured to create a strong link to our financial and operational performance by rewarding annual performance on EPS, revenue growth and cash flow.

The long-term incentive program includes performance measures such as long-term revenue growth and TSR in addition to stock price appreciation to assure executive alignment with stockholders.

In 2013, our compensation actions closely paralleled our Company's performance, as shown in the table below and in the CD&A.

Short-Term Performance vs. Short-Term Incentive Payments	Long-Term Performance vs. Long-Term Performance based Payments (PSU)

• Three percent 2013 revenue growth and Operating EPS at 98% performance against goal	• Outperformed our peer group in three-year revenue growth and TSR

• Our performance resulted in a 1-point increase in the NEO average short-term (annual) incentive payout factor (86% of target in 2012 to 87% of target in 2013).

•

18% revenue growth vs. 11% peer group median, or 75th percentile rank

•

39% TSR vs. 52% peer group median or 25th percentile rank

•

Top quartile performance revenue growth over three-year performance period resulted in PSU payouts above target at 113%

The Board's executive compensation practices are the result of the comprehensive process outlined in the CD&A. The Committee considers a broad number of facts and circumstances in finalizing NEO pay decisions, including business results, market competitiveness, peer group competitiveness, pay equity multiples, tally sheets, experience and individual performance.

66 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 3   Management Proposal to Approve, by Advisory Vote, Executive Compensation

The Committee also regularly reviews DuPont's compensation programs to assess whether those programs are motivating the desired behaviors while driving DuPont's performance and encouraging the appropriate levels of risk-taking.

Last year, approximately ninety-five percent of stockholders who voted approved the compensation of our NEOs.

Because they do not support our guiding principles, we do NOT offer our executive officers the following: employment agreements; tax gross-ups (other than in connection with relocation benefits); supplemental executive retirement plans; additional years of credited service in pension plans; stock option repricing or repurchase of underwater stock options for cash.

PROPOSAL 3:	The Board of Directors Recommends that you vote "FOR" the following resolution:
MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION
RESOLVED that the stockholders approve, on an advisory basis, the NEO compensation disclosed in this Proxy Statement in accordance with Securities and Exchange Commission's rules on compensation disclosure, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Human Resources and Compensation Committee. However, the Human Resources and Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 4 STOCKHOLDER PROPOSAL ON POLITICAL SPENDING

As You Sow, 1611 Telegraph Avenue, Suite 1450, Oakland, CA 94612, on behalf of Andrew Behar, and Loring, Wolcott & Coolidge Trust, LLC, 230 Congress Street, Boston, MA 02110, each an owner of $2,000 or more worth of shares of DuPont common stock, have given notice that they will introduce the following resolution and statement in support thereof:

WHEREAS:

Political spending and corporate money in politics is a highly contentious issue, and may expose companies to significant business risks. The risks to shareholder value are illustrated by the public controversy surrounding the use of E.I. DuPont de Nemours and Company (DuPont's) corporate treasury funds to defeat Proposition 37, a controversial ballot initiative in California that would have required companies to label products containing genetically modified organisms (GMOs).

DuPont is recognized as among the top 10 contributors to defeat Proposition 37. DuPont directly contributed $5.4 million to defeat the initiative, and has already spent over $3.4 million to oppose a similar ballot initiative in Washington. From 2008 to 2010, DuPont spent $13.75 million on lobbying.

Proxy Statement for 2014 Annual Meeting of Stockholders 67

Proposal 4 Stockholder Proposal on Political Spending   Position of the Board of Directors

Labeling of products containing GMOs is supported widely among U.S. consumers. In a July 2013 New York Times poll, over 90% of Americans favored labeling of products containing GMOs, and the California proposition received support from 48.5% of voters. Bills or ballot initiatives that would require labeling of products containing GMOs continue to be introduced across the nation in highly publicized and controversial election contests, drawing public scrutiny to corporate political expenditures.

Corporate political contributions on public policy issues risk alienating the company's consumer base and can damage a corporation's reputation and profits. In a Harris Poll released in October 2010, nearly half of respondents indicated that if there were options, they would shop elsewhere if they learned that a business they patronized had contributed to a candidate or a cause that they oppose. Many companies that contributed to anti-Prop 37 measures experienced significant consumer backlash, including boycotts.

Several academic studies suggest that corporate political donations may correlate negatively with shareholder value. A 2012 study by Harvard Business School professor John C. Coates concludes that "in most industries, political activity correlates negatively with measures of shareholder power, positively with signs of agency costs, and negatively with shareholder value...Overall, the results are inconsistent with politics generally serving shareholder interests."

Given the risks and potential negative impact on shareholder value, the proponents believe DuPont should adopt a policy to refrain from using treasury funds in the political process.

RESOLVED:    The shareholders request that the board of directors adopt a policy to refrain from using corporate funds to influence any political election.

Stockholders' Statement

"Using corporate funds to influence any political election" for purposes of this proposal, includes any direct or indirect contribution using corporate funds that is intended to influence the outcome of an election or referendum. This includes independent expenditures, electioneering communications, and issue advocacy that can reasonably be interpreted as in support or opposition of a specific candidate or ballot measure. The policy should include measures, to the greatest extent practical, to prevent trade associations or non-profit corporations from channeling our company's contributions or membership dues to influence the outcome of any election or referendum.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

DuPont believes it has a responsibility to its stakeholders to be engaged in the political process to both protect and promote our shared interests. DuPont's business operations are directly impacted by extensive federal, state and local laws and regulations in environmental, tax, trade and other areas of importance to the Company. It is essential for DuPont to be involved in the political process by making prudent political contributions consistent with business objectives and in compliance with all federal, state and local laws. The proposal would undermine the Board's ability to exercise its business judgment in a manner that it reasonably believes will protect our shared interests.

The Company thoroughly reviews all proposed political contributions, as described in the Company's Policy on Political Activity, which is posted on its website under "Corporate Governance" at the "Investor" tab. We will not make corporate contributions to federal candidates, and will make corporate contributions to state and local candidates only where legally permitted under state and local laws. We will make corporate contributions and expenditures to political committees or other entities only to the extent allowed under applicable law. We will not use corporate funds to communicate to the general public advocating the election or defeat of political candidates.

The Company discloses the identity of all recipients of political contributions or expenditures made by DuPont, the amount contributed and the date on which it was made during a calendar year. The term "political contributions and expenditures" includes all payments made to (i) individual candidates, (ii) party committees; (iii) Political Action Committees ("PACs"); (iii) Leadership PACs; (iv) ballot issue groups (state or federal); or (v) any 527 organizations. This term does not apply to money spent on lobbying or to charitable donations. The Company also reports contributions and other spending as required by both federal and state laws. The

68 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 4 Stockholder Proposal on Political Spending   Position of the Board of Directors

Company's employee Code of Conduct, which is available on its website at www.dupont.com, also addresses political contributions and activities.

DuPont is a member of various industry organizations and trade associations (Associations) to which we pay dues. Our participation in trade associations is based on issues and concerns affecting our Company. Associations may engage in political activity to the extent permitted by law. DuPont does inquire and makes a reasonable effort to obtain from the Associations what portion of the Company's dues or payments are used for political expenditures or contributions that if made directly by DuPont would not be deductible under Section 162(e)(1) of the Internal Revenue Code. The Company reports such amounts on its website.

The Board believes that given the importance of DuPont's role in the political process to protect the interests of the Company and its stakeholders, the proposal is imprudent and contrary to stockholders interests.

PROPOSAL 4.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON POLITICAL SPENDING AGAINST

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 5 STOCKHOLDER PROPOSAL ON HERBICIDE USE

The Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961, owner of 300 shares of DuPont common stock; Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Ave., Montclair, New Jersey 07042, owner of 100 shares of DuPont common stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, owners of 17,395 shares of DuPont common stock; Benedictine Sisters of Virginia, Saint Benedict Monastery, 9535 Linton Hall Road, Bristow, Virginia 20136, owner of 1,000 shares of DuPont Common Stock; Benedictine Sisters of Baltimore, Emmanuel Monastery, 2229 West Joppa Road, Lutherville, Maryland 21093, owner of 150 shares of DuPont common stock; and the Congregation of Divine Providence, 515 SW 24th Street, San Antonio, Texas, 78207, owner of $2000 worth of shares of DuPont common stock, have given notice that they will introduce the following resolution and statement in support thereof:

WHEREAS:    The ongoing evolution of herbicide-resistant weeds poses a significant challenge to current-weed management practices;

In the peer-reviewed journal Environmental Sciences Europe, Dr. Charles Benbrook writes that the emergence and spread of glyphosate-resistant weeds correlates with the upward trajectory in herbicide use.

DuPont recognizes increased weed resistance: To date, glyphosate resistance has been confirmed in 24 weed species worldwide, including 14 in North America (Heap 2012). Glyphosate-resistant weed populations have been confirmed in 29 states and two Canadian provinces. (https://www.pioneer.com/home/site/us/agronomy/weed-mgmt-and-glyphosate-resis/);

Proxy Statement for 2014 Annual Meeting of Stockholders 69

Proposal 5 Stockholder Proposal on Herbicide Use   Position of the Board of Directors

The area of U.S. cropland infested with glyphosate-resistant weeds has expanded to 61.2 million acres in 2012, according to a survey conducted by Stratus Agri-Marketing. Nearly half of all U.S. farmers interviewed reported that glyphosate-resistant weeds were present on their farm in 2012, up from 34% of farmers in 2011. The survey also indicates that the rate at which glyphosate-resistant weeds are spreading is gaining momentum; increasing 25% in 2011 and 51% in 2012. (http://farmindustrynews.com/herbicides/glyphosate-resistant-weed-problem-extends-more-species-more-farms);

"The prevalence of glyphosate-tolerant crops has contributed to the high rates of glyphosate contamination in the environment. In 2002, the U.S. Geological Survey (USGS) collected 154 water samples from 51 streams in nine Midwestern states and glyphosate was detected in 36% of the samples, and aminomethylphosphonic acid or AMPA (a degradation product of glyphosate) was detected in 69% of the samples. Glyphosate and its formulated end-use products have been proven to be toxic to aquatic organisms and can be "extremely lethal" to amphibians in concentrations found in the environment."

(http://www.beyondpesticides.org/dailynewsblog/?p=8239)

A 2012 study found that Roundup, in sublethal and environmentally relevant concentrations, caused further-reaching effects on nontarget species than previously considered. http://www.esajournals.org/doi/abs/10.1890/11-0189.1

Indicators of corporate concern regarding herbicide use include:

•••

Sysco Corporation, which supplies Wendy's, Applebee's, and other restaurant providers, has established an Integrated Pest Management (IPM) Program that in its first three years reduced herbicide use by nearly 900,000 pounds. Sysco's program requires its suppliers to prepare IPM programs and employs third party auditors.

•••

McDonald's has begun a process of gathering and disseminating information on best management practices for herbicide use reduction in its potato supply chain.

•••

Unilever has a goal to sustainably source 100% of its agricultural raw materials by 2020. One sourcing indicator includes reducing the use of herbicides.

RESOLVED:    Shareholders request a comprehensive report by a committee of independent directors of the board on how the company is monitoring herbicide utilization with its seed products: volumes, toxicity equivalents, studies and analysis on the impact to health and environment. Shareholders request the report, at reasonable expense and omitting proprietary information, to be complete within one year of the shareholder meeting

Stockholders' Statement

Herbicides impose a heavy burden on ecology, farmworkers and adjacent communities. In turn, a reduction in herbicide use can lessen these burdens and ancillary costs. Reduced herbicide use and reduced exposure to herbicides can also yield reputational benefits.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

The Board of Directors agrees that identification of and comprehensive disclosure of potential liabilities and trends and uncertainties facing the Company is of critical importance to stockholders and other constituencies. The Company currently has in place an extensive system of controls and procedures designed to ensure that issues are surfaced and addressed. The Board therefore believes that the concerns raised in the proposal are already being satisfied.

The Company is dedicated to the development of new products benefiting society and the environment, and is committed to ensuring the safety of the products it offers. The Company conducts significant testing on new products before they are brought to the marketplace.

Under the leadership of the Product Stewardship Council and associated product stewardship teams and networks throughout the Company, DuPont's ongoing product stewardship efforts are designed to assure that the Company's products remain safe and appropriate for use, and that any potential concerns regarding products are identified and addressed in a timely manner. Product stewardship reviews are conducted on a

70 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 5 Stockholder Proposal on Herbicide Use   Position of the Board of Directors

regular basis by all businesses. Data collected by the Company in any post-market monitoring is integrated fully into the product stewardship process. For example, any significant change in use, regulations or risk information may trigger a new review of the product.

Additionally, herbicide use studies and surveys are currently available through a variety of independent and government sources. For example, PG Economics annually prepares a report on the environmental implications of genetically modified crops that includes data on pesticide use, including herbicides and insecticides. The U.S. Department of Agriculture Economic Research Service (USDA-ERS) also offers summaries of insecticide and herbicide use data. The Company subscribes to multiple farmer market research surveys, which capture reported on-farm use and practices, as well as sales and use summaries from the leading consultants in this area, Phillips McDougall. The BioFortified.org website, an independent educational organization started by university researchers, catalogues thousands of studies about topics related to biotechnology, including research into the safety of glyphosate.

The Company's scientists have extensive experience with the science related to the development of resistance to pest management practices. Company experts conduct and review the latest science, and participate in industry forums and technical task forces globally to develop and communicate applicable best management tools to growers.

The Environmental Protection Agency (EPA) governs the use, sale and labeling of pesticides, including herbicides. A herbicide must first meet a stringent set of regulatory requirements before it is "registered" by the EPA and before it can be distributed or sold in the United States. The EPA sets the conditions for use of the product and requires the conditions be placed in labeling instructions that a user must follow. Finally, as part of a "re-registration process", the EPA formally reevaluates registered products to determine if it should continue allowing their use.

DuPont is committed to working with industry associations and farmers to help them have access to a wide range of herbicide products, and the best available information to successfully manage weeds. DuPont proactively delivers weed management information to crop producers to assist them in managing their crops to their fullest potential. In addition, DuPont is a member of the Weed Science Society of America (WSSA) and the Herbicide Resistant Action Committee (HRAC). HRAC promotes research, education and extension outreach activities.

DuPont also supports the WSSA best management practices for herbicide resistance management described in Reducing the Risks of Herbicide Resistance: Best Management Practices and Recommendations (Norsworthy et al., Weed Sci. 2012, Special Issue: 31-62).

Intensive, long-term use of any single management strategy can lead to the development of resistant weeds. However, integrated management practices can minimize this risk, while at the same time providing growers with a more consistent, effective, and sustainable weed management program. DuPont recommends growers employ these best management practices in addition to following all label requirements related to herbicide use.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 5.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON HERBICIDE USE
AGAINST
Proxy Statement for 2014 Annual Meeting of Stockholders 71

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 6 STOCKHOLDER PROPOSAL ON PLANT CLOSURE

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA 22980, owner of 60 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

Resolved: That the stockholders of E.I. Dupont DeNemours & Company, assembled in annual meeting and by proxy, hereby request that the Board of Directors consider the following nonbinding proposal: That it create a committee, with members drawn from the employee work force of Dupont, the union leadership of Dupont, the management of Dupont, and any necessary independent consultants, to report to the Board of Directors regarding:

(1)    the impact to communities as a result of Dupont's action in laying off mass numbers of employees, selling its plants to other employers, and closing its plants and

(2)    alternatives that can be developed to help mitigate the impact of such actions in the future.

Stockholder's Statement

In just the last 3 years, Dupont has closed, sold or sharply reduced the size of a great number of its plants across the United States.

These actions include — but are in no way limited to — the recent sale of the car paint unit in 2012, which involved 11,000 employees. Many of these employees lost their jobs as a result of the sale. Another example is from the Richmond, Virginia plant, which is in the process of laying off over 200 employees, replacing them with low wage contract employees.

These reductions, as extreme as they are, do not take into account the recently announced spin off of the performance chemicals unit, involving an expected 7,000 employees. This spin off will undoubtedly result in many layoffs, plant sales or outright closures of plants.

Employees who lost their jobs as a result of these actions typically had upward of 30 years of service with Dupont. Their pensions are negatively impacted. Also, as a result of recently enacted changes by Dupont, the cost of retiree health insurance has skyrocketed, and is far more than it is for employees. As far as securing other employment, that is next to impossible for someone over 50 years of age who has worked in a factory all his life.

This combination of job loss, pension reduction and health insurance cost increase can be devastating not just to the former employee, but to the community in which he resides, shops in and pays taxes.

There are other equally substantial costs for the community in which the plants are located. Where Dupont has closed its plants, there often are environmental issues that make it difficult for the site to be put to any real productive use. The buildings simply remain (with the Dupont logo removed, of course), undergoing gradual deterioration. Think about it — would you like to live or run a business near a vacated Dupont factory? Would anyone?

For this reason, it is important that attention be paid to the impact these actions on the communities in which the plants are located and how best to mitigate their impact. This is particularly true given the close relationship between Dupont and the communities where it has been operating for so many years.

If you AGREE, please mark your proxy FOR this resolution.

72 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 6 Stockholder Proposal on Plant Closure   Position of the Board of Directors

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

The Board of Directors shares the proponent's desire to minimize the potential impact on employees and communities where a plant reduction, sale or closure occurs. In the limited circumstances where reduction, sale or closure of a DuPont facility has been necessary, the Company has worked closely with local community leaders, union representatives and other affected parties to address concerns. The Board believes it already receives appropriate information about plant closings, sales and reductions and therefore believes the proposed report to the Board is unnecessary.

DuPont provides a wide range of resources and benefits to employees impacted by a plant closure or reduction. Employment opportunities at other DuPont facilities are communicated to employees so they can apply for such positions if they wish to continue their employment with the Company at another location. Employees may also be redeployed within the Company if employment needs exist. If employees do not have the opportunity to continue employment with DuPont or the buyer of Company assets, the Company offers a comprehensive separation package, including, among other benefits, Career Transition Financial Assistance, which currently provides termination benefits equal to one month's pay for each two (2) years of service, with a minimum benefit of two (2) months pay and a maximum of twelve (12) months pay. In addition, outplacement assistance, education and retraining grants of up to $5,000 per employee and continuation of medical, dental and life insurance benefits are provided for one year. Employees who participate in the pension plan may be eligible, based on age and years of service, for early retirement benefit.

It is the Company's practice to provide the community affected by a plant closure, sale or reduction with significant advance notice of the decision, and to communicate and work closely with community leaders to help minimize any impact the reduction or closure may have on the community at large.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 6.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON PLANT CLOSURE AGAINST

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 7 STOCKHOLDER PROPOSAL ON ACCELERATION OF EQUITY AWARDS

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, owner of 688 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: The shareholders urge the Board of Directors of E. I. du Pont de Nemours and Company (the "Company") to adopt a policy that in the event of a change in control of the Company, as defined under any applicable employment agreement, equity incentive plan or other plan, there shall be no acceleration of vesting of any equity award granted to any senior executive. However, under this policy the Compensation Committee may provide an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata

Proxy Statement for 2014 Annual Meeting of Stockholders 73

Proposal 7 Stockholder Proposal on Acceleration of Equity Awards   Position of the Board of Directors

basis up to the time of the senior executive's termination, with such qualifications for an award as the Compensation Committee may determine.

For purposes of this policy, an "equity award" means an award granted under an equity incentive plan as defined by the Securities and Exchange Commission's Item 402 of Regulation S-K, which addresses executive compensation. This policy shall be implemented so as not to affect any contractual rights in existence on the date adopted.

Stockholder's Statement

The Company allows senior executives to receive accelerated equity awards under certain conditions after a change in control of the Company. These accelerated equity awards can significantly increase the total value of senior executives' "golden parachutes" after a change in control. We do not question that a reasonable amount of severance payments may be appropriate for senior executives and other employees.

We are concerned, however, that current practices at our Company may permit windfall awards to senior executives. As of December 31, 2012, our Company's Chairman and CEO Ellen Kullman had $13.2 million of unvested stock options, restricted stock options and performance share units subject to acceleration following a change in control. This amount is in addition to a lump sum of three times base salary and target annual bonus under a new severance plan for executives that was adopted on August 13, 2013.

We note that many companies use a "double trigger" system to determine eligibility for accelerated vesting of equity awards — there must be a change in control, and the executive must be involuntarily terminated. While we support the use of double triggers, we are not convinced that executives deserve to receive all unvested awards after a termination event. We do believe, however, that an affected executive should be eligible to receive vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other leading companies, including Apple Inc., Chevron Corporation, Exxon Mobil Corporation, International Business Machines Corporation, Intel Corporation, Microsoft Corporation and Occidental Petroleum Corporation impose limitations on accelerated vesting of equity, such as providing pro rata awards or simply forfeiting unearned awards.

We urge you to vote FOR this proposal.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

The Board and the Human Resources and Compensation Committee believe the Company's current treatment of outstanding and unvested stock-based awards in the event of a change in control of the Company serves the best interest of the Company's stockholders.

For awards made in 2012 and thereafter, the Company already requires a double trigger for vesting of equity awards in connection with a change in control where the Company is the surviving entity or the awards are assumed by the acquiring entity. For benefits to be earned a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason. For additional information, see "Potential Payments Upon Termination or Change in Control."

The Company awards equity-based compensation to create and maintain a long-term economic stake in the Company, establish a strong link between performance and pay, and align the Company's executives interests with stockholders' interests.

In structuring executive compensation programs, the Human Resources and Compensation Committee annually considers the results of the Company's most recent advisory vote by stockholders to approve named executive officers compensation. The Company's stockholders have consistently shown strong support, with approximately 95% supporting the Company's compensation for named executive officers in both 2013 and 2012.

74 Proxy Statement for 2014 Annual Meeting of Stockholders

Proposal 7 Stockholder Proposal on Acceleration of Equity Awards   Position of the Board of Directors

The current treatment of equity awards under the Company's plan is intended to provide reasonable assurance to the Company's senior executives that they could earn the expected value of their equity awards, and, therefore, incentivizes those executives to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that maximizes stockholder value in a change in control transaction.

The proposal could also place the Company at a competitive disadvantage in attracting and retaining talent. The Company believes that its current practices are common in a majority of companies, including its peers. By adopting this proposal, the Company would be in a worse position than many other peer companies, thus, hindering the Company's ability to hire and retain highly qualified executives.

The Human Resources and Compensation Committee, which is composed entirely of independent directors, must have the flexibility and ability to structure an effective and competitive executive compensation program, taking into account items it thinks best, such as industry best practices, market competitiveness, and the Company's strategic, operational and financial goals. The proposal works against this critically important responsibility of the Committee.

For the foregoing reasons, the Board believes that the policy requested by the proposal is not necessary.

PROPOSAL 7.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON ACCELERATION OF EQUITY AWARDS AGAINST

Other Matters

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

Proxy Statement for 2014 Annual Meeting of Stockholders 75

APPENDIX A

DIRECTOR NOMINATION PROCESS

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee's Charter (available on our website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board's Corporate Governance Guidelines describe qualifications for directors. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to DuPont.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

•••

A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

•••

The name of and contact information for the candidate;

•••

A statement of the candidate's business and educational experience;

•••

Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

•••

A statement detailing any relationship between the candidate and any customer, supplier or competitor of DuPont or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate's independence;

•••

Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

•••

Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

•••

A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee's background and experience.

The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee. One or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

Proxy Statement for 2014 Annual Meeting of Stockholders A-1

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Dollars in millions, except per share amounts)

We believe that certain non-GAAP financial measures are meaningful because they provide insight with respect to ongoing operating results of the Company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided below.

Reconciliation of Segment Pre-tax Operating Income (PTOI)

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Total Segments	Performance Chemicals	Total Segments excluding Performance Chemicals	Total Segments	Performance Chemicals	Total Segments excluding Performance Chemicals
Segment PTOI (GAAP)	$5,369	$924	$4,445	$5,369	$1,778	$3,591

Significant items benefit (charge) included in segment PTOI	(556)	(74)	(482)	(882)	(36)	(846)

Segment operating earnings	$5,925	$998	$4,927	$6,251	$1,814	$4,437

Reconciliation of Segment PTOI Margin(1)

For the year ended December 31,	Segment PTOI (GAAP)	Pharmaceutical Segment (Pharma) PTOI(2)	Impact of significant items charged to Segment PTOI	Segment Operating Earnings (ex. Pharma)
2013:

Dollars in millions	$5,369	$32	$556	$5,893

Margin	14.9%			16.3%

2008:

Dollars in millions	$3,373	$1,025	$553	$2,901

Margin	12.7%			10.9%
(1)
Calculations of margin are based on segment sales of $36,046 and $26,499 for 2013 and 2008, respectively.

(2)
Pharma PTOI did not include any significant items in 2013 and 2008, respectively.

Calculation of EPS

	Year Ended December 31,
	2013	2012	2011
EPS from continuing operations (GAAP)	$3.04	$2.59	3.38

Significant items benefit (charge) included in EPS	(0.45)	(0.72)	(0.25)

Non-operating pension/OPEB costs included in EPS	(0.39)	(0.46)	(0.39)

Operating EPS	$3.88	$3.77	$4.02
Proxy Statement for 2014 Annual Meeting of Stockholders B-1

For more than 200 years, DuPont's core values have been the cornerstone of who we are and what we stand for. Even as our company and the world have grown and evolved, we have never changed the commitment we share to our core values. They are:

Safety and Health
We adhere to the highest standards to ensure the safety and health of our employees, our customers, and the people of the communities in which we operate.
Environmental Stewardship
We protect the environment and strengthen our businesses by making environmental issues an integral part of all business activities. We continuously strive to align our actions with public expectations.
Highest Ethical Behavior
We conduct our business affairs to the highest ethical standards and in compliance with all applicable laws. We work diligently to be a respected corporate citizen worldwide.
Respect for People
We foster an environment in which every employee is treated with respect and dignity, and is recognized for his or her contributions to our business.

1007 N Market Street Wilmington, DE 19898

FROM I-95 SOUTH
1. Follow I-95 South to Wilmington.
2. From right lane take Exit 7A marked "52 South, Delaware Ave."
3. Follow exit road (11th St.) marked "52 South, Business District."
4. Continue on 11th St. bearing left through Delaware Avenue intersection to parking.
5. The DuPont Theatre is in the Hotel du Pont.
FROM I-95 NORTH
1. Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue."
2. From right lane take Exit 7 onto Adams Street.
3. At the third traffic light on Adams St., turn right onto 11th St.
4. Follow 11th Street and signs for "52 South, Business District," bearing left through Delaware Avenue intersection to parking.
5. The DuPont Theatre is in the Hotel du Pont.
BY TRAIN
To reach Wilmington by train, please contact AMTRAK (800-872-7245 or amtrak.com) for Northeast Corridor service or SEPTA (215-580-7800 or septa.org) for local train service.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse). AN ADMISSION TICKET IS REQUIRED TO ATTEND THE ANNUAL STOCKHOLDER MEETING. SEE REVERSE SIDE. E. I. DU PONT DE NEMOURS AND COMPANY ATTN: STOCKHOLDER RELATIONS 1007 MARKET STREET WILMINGTON, DE 19898 M66962-P47786-Z62450 E. I. DU PONT DE NEMOURS AND COMPANY The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. A 1. Election of Directors Against For Abstain Nominees: ! ! ! 1a. Lamberto Andreotti For Abstain Against ! ! ! ! ! ! 2. On Ratification of Independent Registered Public Accounting Firm 1b. Richard H. Brown ! ! ! ! ! ! 1c. Robert A. Brown 3. To Approve, by Advisory Vote, Executive Compensation ! ! ! 1d. Bertrand P. Collomb The Board of Directors recommends that you vote AGAINST the following Proposals: B ! ! ! 1e. Curtis J. Crawford ! ! ! ! ! ! 4. On Political Spending 1f. Alexander M. Cutler ! ! ! ! ! ! 5. On Herbicide Use 1g. Eleuthère I. du Pont ! ! ! ! ! ! 6. On Plant Closure 1h. Marillyn A. Hewson ! ! ! ! ! ! 7. On Acceleration of Equity Awards 1i. Lois D. Juliber ! ! ! 1j. Ellen J. Kullman ! ! ! 1k. Lee M. Thomas For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! ! 1l. Patrick J. Ward Authorized Signatures—This section must be completed for your vote to be counted. Sign and Date Below: C ! ! Please indicate if you plan to attend this meeting. Please sign the proxy card exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer. No Yes

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. ADMISSION TICKET Bring this ticket and photo ID with you if you plan on attending the meeting. Please check the meeting materials for any special requirements for meeting attendance. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . . M66963-P47786-Z62450 E. I. DU PONT DE NEMOURS AND COMPANY Annual Meeting of Stockholders April 23, 2014, 10:30 a.m. The DuPont Theatre DuPont Building 1007 Market Street Wilmington, Delaware 19898 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints E. I. du Pont, L. D. Juliber, and E. J. Kullman or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2014, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by the cut-off date. A trustee for an employee savings plan may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in certain employee savings plans is April 17, 2014. The cut-off date for all other shares is April 22, 2014. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-3 and AGAINST Proposals 4-7. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)